As filed with the Securities and Exchange Commission on June 25, 1998
                         Registration No. 333-___________


                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                     FORM S-8
                              REGISTRATION STATEMENT
                                      Under
                            THE SECURITIES ACT OF 1933

                     DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
              (Exact Name of Registrant as Specified in Its Charter)

Florida                                                            59-3389871
(State or Other Jurisdiction              (I.R.S. Employer Identification No.)
 of Incorporation)

                           101 Southhall Lane, Suite 210
                              Maitland, Florida  32751
                     (Address or Principal Executive Offices)

                       DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
                                    401(k) Plan
                              (Full Title of the Plan)

                                  PAUL S. GLOVER
                         Vice President of Finance, CFO
              101 Southhall Lane, Suite 210, Maitland, FL  32751
                                  (407) 857-9991
            (Name, address and telephone number of agent for service)


                        CALCULATION OF REGISTRATION FEE

                                    Proposed      Proposed
                                    Maximum       Maximum
Titles of           Amount          Offering      Aggregate        Amount of
Securities to       to be           Price per     Offering         Registration
be Registered       Registered(1)   Share (2)     Price (2)        Fee

Common Stock, $.01
par value(3)        500,000 Share   $1.125        $562,500         $165.94

Notes:

1. Plus such additional amount which may result from stock splits, stock dividends or similar transactions with respect to undistributed shares.

2. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457(h), the proposed maximum aggregate offering price represents the average unit bid and asked price on June 10, 1998 multiplied by the number of shares registered multiplied by .000295.

3. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan and described herein. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to interests in the Plan.

                             PART I
    INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Dynamic Healthcare Technologies, Inc. 401(k) Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.

Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                             PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference into this Registration Statement the following documents:

(i)  the Registrant's latest Annual Report on Form 10-K;

(ii) all other reports and documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Registrant's latest Annual Report on Form 10-K; and

(iii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statements under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.
        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The legality of the Common Stock offered pursuant to this Registration Statement has been passed upon for the Company by Cohen, Berke, Bernstein, Brodie & Kondell, P.A., 2601 South Bayshore Drive, Suite 1900, Miami, Florida 33133. Richard N. Bernstein, Esq., a principal in the law firm of Cohen, Berke, Bernstein, Brodie & Kondell, P.A., is the trustee of the Laskey Family Irrevocable Trust, which is the owner of 125,000 shares of Registrant's Common Stock.

ITEM 6.	INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities or state or federal environmental laws.

Under the Registrant's Articles of Incorporation, Bylaws and applicable state law, the Registrant will indemnify its directors, officers, employees and agents against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement which are actually and reasonably incurred in connection with any threatened, pending or actually completed action, suit or proceedings, whether civil, criminal, administrative or investigative, to which any such person becomes subject as result of having served in such role, as an employee or agent of the Registrant, or at the Registrant's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. However, except as described below, such indemnification will be made only if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Registrant, or with any criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful.

At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
        Not applicable.

ITEM 8. EXHIBITS.
        See "Exhibit Index" on page 6 below.

ITEM 9. UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maitland, State of Florida on June 25, 1998.

                                   Dynamic Healthcare Technologies, Inc.

                                   By: /S/PAUL S. GLOVER
                                       Vice President Finance, CFO

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

By his signature, each of the following persons authorizes Mitchel J. Laskey and Paul S. Glover or any of them, with full power of substitution, to execute in his name and on his behalf, and to file any amendments (including, without limitation, post-effective amendments) to this Registration Statement necessary or advisable in the opinion of any of them to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the Commission thereunder, in connection with the registration of the additional securities which are the subject of this Registration Statement.

      Signature                        Title                          Date

/S/DAVID M. POMERANCE                 Chairman                   JUNE 25, 1998
David M. Pomerance

/S/MITCHEL J. LASKEY          President, CEO & Treasurer         JUNE 25, 1998
Mitchel J. Laskey

/S/PAUL S. GLOVER             VP Finance, CFO & Secretary        JUNE 25, 1998
Paul S. Glover

/S/JERRY L. CARSON                     Director                  JUNE 25, 1998
Jerry L. Carson

/S/THOMAS J. MARTINSON                 Director                  JUNE 25, 1998
Thomas J. Martinson

/S/BRET R. MAXWELL                     Director                  JUNE 25, 1998
Bret R. Maxwell

/S/DANIEL RAYNOR                       Director                  JUNE 25, 1998
Daniel Raynor

/S/RICHARD W. TRUELICK                 Director                  JUNE 25, 1998
Richard W. Truelick

/S/GUY RABBAT                          Director                  JUNE 25, 1998
Guy Rabbat

                           EXHIBIT INDEX


No.            Description                                               Page

5              Opinion of Cohen, Berke, Bernstein,                           7
                 Brodie & Kondell, P.A.

15             Letter from KPMG Peat Marwick                                 8
                 regarding interim financial information

23.1           Consent of Cohen, Berke, Bernstein,
                 Brodie & Kondell, P.A. (contained in Exhibit 5)

23.2           Consent of KPMG Peat Marwick LLP                              9

24             Power of Attorney is included on the signature
                 page of this Registration Statement

4.1            Dynamic Healthcare Technologies, Inc. 401(k) Plan            10

June 15, 1998


Dynamic Healthcare Technologies, Inc.
101 Southhall Lane, Suite 210
Maitland, FL  32751


Ladies and Gentlemen:

We have acted as counsel to Dynamic Healthcare Technologies, Inc., a Florida corporation (the "Company"), in connection with the filing of the Company's Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended. The Registration Statement is being filed in connection with the Company's offering of an aggregate of 500,000 additional shares of Common Stock, $.01 par value per share, (the "Plan Shares") pursuant to the Company's 401(k) Plan (the "Plan").

We are of the opinion that when the Plan Shares shall have been issued and sold on the terms contemplated by the Plan and the Registration Statement shall have become effective, the Plan Shares will be legally issued, fully paid and non-assessable.

This opinion shall be limited to the laws of the State of Florida and the federal laws of the United States of America.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                             Sincerely,

                             /S/COHEN, BERKE, BERNSTEIN, BRODIE & KONDELL, P.A. COHEN, BERKE, BERNSTEIN, BRODIE & KONDELL, P.A.

Board of Directors
Dynamic Healthcare Technologies, Inc.



With respect to the subject registration statement on Form S-8, we acknowledge our awareness of the incorporation by reference of our report dated May 4, 1998, related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.



                                        /S/KPMG PEAT MARWICK LLP
                                        KPMG Peat Marwick LLP





Orlando, Florida
June 25, 1998

                  Independent Auditors' Consent


The Board of Directors
Dynamic Healthcare Technologies, Inc.:


We consent to the use of our report incorporated herein by reference.



                                    /S/KPMG PEAT MARWICK LLP
                                    KPMG Peat Marwick LLP




Orlando, Florida
June 25, 1998

                 DYNAMIC HEALTHCARE TECHNOLOGIES, INC.


                               401(K) PLAN










                           Amended and Restated

                                 Effective


                                May 1, 1997

                              TABLE OF CONTENTS



       Article                                                            Page

I      Nature of Plan                                                        1

II     Definitions and Construction                                          2

III    Eligibility and Participation                                        11

IV     Employee Contributions                                               13

V      Employer Contributions                                               19

VI     Allocations                                                          24

VII    Termination of ServiceParticipant Vesting                            32

VIII   Time and Method of Payment of Benefits                               35

IX     Employer Administrative Provisions                                   47

X      Administrative Committee                                             48

XI     Participant Administrative Provisions                                52

XII    Fiduciaries Duties                                                   55

XIII   Discontinuance, Amendment, and Termination                           59

XIV    The Trust Fund                                                       63

XV     Participation by Affiliate of Company and
         Employment with a Member of a Controlled Group                     64

XVI    Directed Investment Options                                          66

XVII   Top-Heavy Rules                                                      67

XVIII  Miscellaneous                                                        72

XIX    Joint and Survivor Annuity Requirements	                             74

       SIGNATURE PAGE                                                       82





                                 ARTICLE I

                              NATURE OF PLAN

The Board of Directors of Dynamic Healthcare Technologies, Inc. ("Employer") has by appropriate resolution of said Board adopted the amended and restated Dynamic Healthcare Technologies, Inc. 401(k) Plan ("Plan") as hereinafter stated to be effective as of May 1, 1997.

The purpose of this Plan is to provide additional incentive and retirement security for eligible Employees of the Employer.

WHEREAS, effective January 1, 1987, the Employer adopted the original Plan known originally as the Dynamic Healthcare
Technologies, Inc. 401(k) Plan;

WHEREAS, effective May 1, 1997, the Employer has adopted this amended and restated Plan;

WHEREAS, it is the intention of the Employer to continue to maintain a 401(k) Plan and Trust for the sole and exclusive benefit of its eligible Employees who qualify as Participants hereunder and their beneficiaries, as herein provided, under the provisions of Section 401 of the Internal Revenue Code, as amended by the Employee Retirement Income Security Act of 1974, and to make contributions thereto under the provisions of
Section 404 of said Internal Revenue Code, as amended; and

WHEREAS, it is the intention of the Employer and the Trustees to operate this Plan and Trust in accordance with the provisions of the Internal Revenue Code as amended by the Employee Retirement Income Security Act of 1974, as interpreted by regulations prescribed by the Department of the Treasury and the Secretary of Labor; and

WHEREAS, the benefits provided under the amended Plan will in no event be less than the benefits accrued and vested by the Participant in the original Plan; and

WHEREAS, this Plan embodied herein has been duly approved and authorized by the Board of Directors of said Company;

                 NOW, THEREFORE, THIS AGREEMENT,
                       CREATION AND NAME

This Plan is amended and restated effective May 1, 1997. The name of the Plan shall be designated as Dynamic Healthcare
Technologies, Inc. 401(k) Plan, hereafter referred to as "Plan".





                                1






                             ARTICLE II


                     DEFINITIONS AND CONSTRUCTION


Definitions. For the purpose of this Plan, the following definitions shall apply unless the context requires otherwise:


2.01 "Accounts" shall mean the separate accounts maintained to record the interest of a Participant under the Plan, consisting of the following Accounts:

(a) Employee Retirement Savings Account shall mean a separate account maintained for each Participant consisting of all Employee Salary Deferral Contributions, earnings of the Trust, adjustments for withdrawals, and realized and unrealized gains and losses attributable thereto.

(b) Employee Rollover Account shall mean a separate account maintained for each Participant who makes a Rollover
Contribution to the Plan consisting of such contribution, earnings of the Trust, adjustments for withdrawals, and realized and unrealized gains and losses attributable thereto.

(c) Employer Matching Account shall mean a separate account maintained for each Participant who makes an Employee Salary Deferral Contribution and consisting of his allocable share of required Employer Matching Contributions and earnings of the Trust, and realized and unrealized gains and losses allocable to such account.

2.02 "Accrued Benefit" shall mean the amount in all of a Participant's Accounts as defined in Section 2.01. The benefits provided under the amended Plan will in no event be less than the benefits accrued and vested by a Participant in the Plan as of the later of May 1, 1997 or the adoption date of this amendment and restatement.

2.03  "Act" shall mean the "Employee Retirement Income Security
Act of 1974", as amended.

2.04 "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for Plan Years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

2.05 "Affiliated Employer" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in
Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under
Section 414(o) of the Code.






                               2




For purposes of this Section 2.05, the term "controlled group" means any two or more corporations, trades or businesses under common control of which the Employer is a member, or two or more "affiliated organizations" under Code Section 414(m). The term "two or more corporations, trades or businesses under common control" will include any group of corporations, trades or businesses which is either:

(a) a parentsubsidiary group, or

(b) a brothersister group, or

(c) a combined group

within the meaning under Code Sections 414(b), 414(c), and 414(m) and their Regulations.

All Employees of a controlled group will be treated as employed by a single Employer for purposes of applying the provisions of qualification of this Plan; of minimum participation standards of this Plan; of minimum vesting standards of this Plan; and of limitation of benefits and contributions under this Plan.

2.06 "Annual Addition" shall mean the sum of the following additions to a Participant's Account for the Limitation Year:

(a) Employer Contributions,

(b) Forfeitures,

(c) Employee Contributions, and

(d) Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to postretirement medical benefits, allocated to the separate account of a Key Employee, as defined in Section 419(A)(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer.

2.07 "Beneficiary" shall mean any person or fiduciary designated by a Participant who is or may become entitled to a benefit under the Plan following the death of the Participant.

2.08 "Board of Directors" shall mean the Board of Directors of Dynamic Healthcare Technologies, Inc. unless otherwise indicated or the context otherwise requires.

2.09 "Break-in-Service" shall mean a Plan Year in which an Employee is credited with not more than 500 Hours of Service, as measured by the Plan Year.

2.10 "Code" shall mean the Internal Revenue Code of 1986, as amended.





                                3




2.11	 "Company" shall mean the Employer as defined in Section 2.17.

2.12 "Compensation" shall mean an Employee's Compensation for any Plan Year consisting of the total annual compensation actually paid to the Employee by the Employer for the Plan Year concerned, including any amount of earnings deferred under any other qualified Employer sponsored plan under Code Sections 125, 401(k), 403(b), 408(k), or any other qualified Cash or Deferred Arrangement, but excluding any reimbursements for the use of an automobile, any reimbursements due to moving expenses, and the taxable value of any Employer paid group term life insurance, or other taxable fringe benefit provided by the Employer. For Plan Years beginning after December 31, 1988, annual Compensation used shall not exceed $200,000, (or other amount as approved by the Secretary of the Treasury). Notwithstanding the foregoing, Compensation shall not include deferred compensation, stock options, and other distributions which receive special Federal income tax benefit within the meaning of Section 415 of the Code. For the purposes of a contribution or an allocation under the Plan based on compensation, Compensation shall only include amounts actually paid an Employee during the period he is a Participant in the Plan.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA'93 annual compensation limit. The OBRA'93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA'93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section
401(a)(17) of the Code shall mean the OBRA'93 annual compensation limit set forth in this provision.

If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA'93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA'93 annual compensation limit is $150,000.

2.13 "Contributions" shall mean contributions to this Plan from one of the following sources:

(a) Employee Salary Deferral Contribution shall mean the amount which the Employee contributes under Section 4.01(a) of the Plan.





                                4





(b) Employer Matching Contribution  shall mean the
Employer's required Contributions to the Plan under Section
5.01(a) for Participants making Employee Salary Deferral
Contributions.

(c) Rollover Contribution shall mean a contribution to the Plan of any part or all (in excess of employee contributions) of a distribution from an employee's trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) thereof (other than a trust forming a part of a plan under which the Employee was an employee within the meaning of Section 401(c) at the time contributions were made on his behalf under the plan) or an annuity plan described in Section 403(a) of the Code (other than a plan under which the Employee was an employee within the meaning of Section 401(c) at the time contributions were made on his behalf under the plan) and any earnings thereon (whether such contribution is paid directly by the Employee, from such other trust or annuity plan, or from an individual retirement account, individual retirement annuity, or retirement bond) in a manner which would constitute a rollover contribution within the meaning of Section 402(a)(5), 403(a)(4), 408(d)(3), or 409(b)(C) of the Code.

2.14  "Dates":

(a) Effective Date The original effective date of the Plan was January 1, 1987. This restatement is effective May 1, 1997.

(b) Anniversary Date  December 31.

(c) Plan Entry Dates  January 1, April 1, July 1 and October 1.

(d) Allocation Dates of Assets  each day of the Plan Year.

2.15 "Employee" shall mean any person on the payroll of the Employer (including "leased" employees as defined by Code
Section 414(n)(2)), or on approved Leave of Absence who is subject to withholding for purposes of Federal income taxes and for purposes of the Federal Insurance Contributions Act with the following exceptions:

(a) leased employees are not eligible to participate in the Plan, and

(b) any Employee of the Employer who is included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer, and

(c) contract employees, the terms of whose contract does not specifically provide for inclusion in this Plan.

However, a leased employee will not be considered an Employee for purposes of testing required under Code Section 410(b) if the requirements of Code Section 414(n)(5) are satisfied.




                                5



2.16 "Employer" shall mean Dynamic Healthcare Technologies, Inc., (a corporation). The term Employer shall also apply to any subsidiary or Affiliated Employer who adopts the Plan and who, at the time such reference applies, are included in the list of Affiliated Employers set forth below. For the purpose of this Plan, Dynamic Healthcare Technologies, Inc. shall deal exclusively with the funding agent and shall be deemed the representative of each Employer, and any action taken by Dynamic Healthcare Technologies, Inc. shall be binding on all Employers.


List of Affiliated Employers                        Date of Plan Adoption

Collaborative Medical Systems Corp.                 May 1, 1997


An Employer may be removed from the above list as of the date on which it ceases to be subsidiary to, affiliated with, or allied with Dynamic Healthcare Technologies, Inc., or such Employer loses its status as a legal entity by means of dissolution, merger, consolidation, bankruptcy, or otherwise. An Employer shall also be removed from the list of Employers upon the termination of the Plan for that Employer.

As used in the further provisions of the Plan, the term Employer shall be deemed to apply to each Employer independently. The requirement that Dynamic Healthcare Technologies, Inc. deal exclusively with the funding agent is for administrative convenience only. In no event shall this Plan be interpreted to be a multiemployer plan as defined in
Section 3(37) of the Employee Retirement Income Security Act of
1974.

2.17 "Employment Commencement Date" shall mean the date on which an Employee first performs an Hour of Service for the Employer.

2.18 "Fiscal Year" shall mean the Employer's taxable year for Federal income tax purposes.

2.19  "Hour of Service" shall mean:

(a) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties during the Plan Year. The Administrative Committee shall credit Hours of Service under this paragraph (a) to the Employee for the Plan Year in which the Employee performs the duties, irrespective of when paid.

(b) Each Hour of Service for back pay, (irrespective of mitigation of damages), to which the Employer has agreed or for which the Employee has received an award. The Administrative Committee shall credit Hours of Service under this paragraph (b) to the Employee for the Plan Year(s) to which the award or the agreement pertains rather than for the Plan Year in which the award, agreement or payment is made; and





                                6




(c) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a Plan Year, such as Leave of Absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. Notwithstanding the preceding provisions of this paragraph (c), the Administrative Committee shall not credit:

(1) More than five hundred one (501) Hours of Service under this paragraph (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single Plan
Year);

(2) An Hour of Service to an Employee on account of a period during which the Employee does not perform any duties if the payment the Employer makes (or the payment due) is under a plan maintained solely for the purpose of complying with the applicable workman's compensation law, unemployment compensation law or disability insurance law; and


(3) An Hour of Service for a payment to an Employee which solely reimburses the Employee for medical or medically related expenses incurred by the Employee.

(d) The Administrative Committee shall not credit an Hour of Service under more than one (1) of the above paragraphs. Furthermore, if the Administrative Committee is to credit Hours of Service to an Employee for the twelve (12) month period beginning with the Employee's Employment Commencement Date, then the twelve (12) month period shall be substituted for the term "Plan Year" wherever the latter term appears in this paragraph. The Administrative Committee shall resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee. Furthermore, in crediting Hours of Service under this paragraph, the Administrative Committee shall apply the rules of paragraphs (b) and (c) of Labor Reg. Section 2530.200b2, which the Plan, by this reference, specifically incorporates in full within this paragraph.

(e)	An Employee or Participant for whom hourly records are
not maintained shall be credited with ninetyfive (95) Hours of Service semimonthly, if compensated semimonthly, or one hundred ninety (190) Hours of Service monthly, if compensated on a monthly basis, for each period described above which if the Employee were hourly rated would have been credited with one Hour of Service under paragraphs (a), (b) or (c).

(f) Maternity Solely for purposes of determining whether a Break in Service (as defined in Section 2.09) for participation and vesting purposes, has occurred in a Computation Period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence subject to a maximum of 501 Hours of Service for such Plan Year. For purposes of this paragraph, an absence from work for maternity



                               7




or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period.

2.20 "Leave of Absence" shall mean any period of absence from the active employment of the Employer due to jury duty and compulsory service in the Armed Forces of the United States if the Employee returns to active Service with the Employer within 90 days after he first becomes eligible for release from such active duty. A Leave of Absence may be granted by the Employer for sickness, vacations, disability, or other similar reasons under rules established by it and uniformly applied by it to all individuals similarly situated. If the Employee does not return to active Service with the Employer within ninety (90) days of the termination of his Leave of Absence, his Service will be deemed to have ceased on the date his absence first commenced.

2.21 "Limitation Year" shall mean each 12 month period beginning January 1, 1997 and ending the following December 31.
Execution of this Plan (or any amendment to this Plan changing the Limitation Year) constitutes adopting a written resolution by the Employer electing a Limitation Year pursuant to governmental regulations.

2.22 "Normal Retirement Date" shall mean the first day of the month coinciding with or next following the Participant's 65th birthday.

2.23 "Participant" shall mean any Employee who becomes a participant as provided in Article III and has not for any reason become ineligible to participate further in the Plan. An
"Inactive Participant" shall mean any Employee or former
Employee who has ceased to be a Participant but on whose behalf an Account is still maintained under the Plan.

2.24  "Party in Interest" shall mean:

(a) the Trustee of the Plan;
(b) a person providing services to the Plan;
(c) an Employer, any of whose Employees are covered by the Plan;
(d) an Employee organization, any of whose members are covered by the Plan;
(e) an owner of the Employer as defined in Section 3(14)(E) of the Employee Retirement Income Security Act of 1974;
(f) a relative (as defined in Section 3(15) of the Employee Retirement Income Security Act of 1974) of any individual referred to in (a) through (e) above;



                               8





(g) an Employee, officer, director or 10% or more shareholder of a person described in (b), (c), (d), and (e) above;

(h) any other person, individual, corporation, partnership, trust or estate who is considered a "party in interest" within the meaning of Section 3(14) of the Employee Retirement Income
Security Act of 1974.

2.25  "Plan" shall mean the Dynamic Healthcare Technologies,
Inc. 401(k) Plan as established herein and amended from time to time.

2.26 "Plan Administrator" shall mean the Employer or the person or persons who have been or are in the future named by the Employer to administer the Plan.

2.27 "Plan Year" shall mean the 12 consecutivemonth period beginning January 1 and ending 12 months later on December 31.

2.28 "Service" shall mean any period of time the Employee is in the employ of the Employer, including any period the Employee is on Leave of Absence authorized by the Employer under a uniform nondiscriminatory policy applicable to all Employees. Service with any predecessor Employer that maintained this Plan shall be recognized for all purposes hereunder.

2.29 "Suspense Account" shall mean an account established pursuant to Section 6.05.

2.30 "Trust" shall mean the trust established to hold, administer, and invest the contributions made under the Plan.

2.31 "Trust Agreement" shall mean the agreement between the Employer and the Trustee or any successor Trustee establishing the Trust and specifying the duties of the Trustee.

2.32 "Trustee" shall mean the person, persons or entity from time to time appointed a Trustee under the Trust Agreement.

2.33 "Trust Fund" shall mean all property of every kind held or acquired by the Trustee under the Trust Agreement.

2.34 	"Vested Interest" shall mean a nonforfeitable right to
all or a portion of the Accrued Benefit.

2.35 "Year of Service" The term "Year of Service" means a 12 consecutive month period during the applicable computation period in which the Employee has completed at least 1,000 Hours of Service.

Military Service. Each Participant will receive credit for Vesting Service as if his active Employment had continued during the period of his military service with the Uniformed Services of the United States of America; provided that he retains statutory reemployment rights and resumes Employment within 90 days after his honorable discharge from military duty, or during any other period prescribed by law.




                               9




Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

Construction. It is the intention of the Employer that the Plan be qualified under the provisions of the Code and the Act and all provisions hereof shall be construed to that result.




                                 10






                             ARTICLE III

                    ELIGIBILITY AND PARTICIPATION


3.01 Eligibility. An Employee, who as of April 30, 1997 was a Participant in the prior Plan, shall be eligible to continue to participate as of May 1, 1997 in this amended and restated Plan. Effective May 1, 1997, all other Employees shall be eligible to participate in this Plan on any subsequent Plan Entry Date coincident with or next following the completion of one (1) Hour of Service, if still employed on such Entry Date).

3.02 Participation Upon ReEmployment. Any former Participant reemployed by the Employer prior to incurring a BreakinService shall continue to participate in the Plan in the same manner as if such termination had not occurred. A former Participant whose employment terminates and who is reemployed after a Breakin-Service shall reenter the Plan as of his reemployment commencement date after he performs his first Hour of Service as a result of his reemployment. Any other Employee whose employment terminates and who is subsequently reemployed shall commence participation in accordance with the provisions of
Section 3.01.

3.03 Employee Salary Deferral Contribution Application. Participation in the Employee Salary Deferral Contribution option of the Plan shall not be compulsory. A Participant as a condition for participation must file an Employee Salary Deferral Contribution election on a written form provided by the Administrative Committee on or before the time prescribed by the Administrative Committee before each Plan Entry Date. A Participant who elects not to make an Employee Salary Deferral Contribution will not participate in any Employer Matching Contributions.

3.04  Transferred Participants:

(a) A Participant who is transferred to any Affiliated
Employer which is not an Employer as defined in Section 2.17 or to a class of employees not covered by this Plan shall be considered a Transferred Participant. The Accrued Benefit of such Transferred Participant shall be determined as of the date of transfer and shall be held under the Plan until such time as the Transferred Participant becomes eligible to receive it. If such Transferred Participant is not fully vested in his Accrued Benefit as of the date of transfer, such service after the date of transfer shall be used in determining Vesting Service. In no event, however, shall service with the Affiliated Employer or in a class of employees not covered by this Plan be used to accrue further benefits under this Plan.

(b) A Participant whose employment changes to a class of employment which is not covered by this Plan shall be considered a Transferred Participant and shall be treated as described in
Section 3.04(a) above.

(c) An Employee, previously excluded from coverage under the Plan because his



                              11




employment with the Employer was employment not covered by this Plan, shall enter (or reenter, as the case may be) the Plan in the Plan Year during which he no longer has this excluded employment. All such Employees shall accrue benefits under this Plan only with respect to those Years of Service not deemed to be performed while under such excluded employment.

If such Employee is not fully vested in his Accrued Benefit as of the date on which he no longer has this excluded employment, service while the Employee was previously excluded from Participation will be counted for vesting purposes.

If an Employee transfers from employment not covered under this Plan, and if such transfer occurs at any time during a Plan Year, all Hours of Service earned during such Plan Year, regardless of whether or not they were worked under excluded employment, shall be considered in determining Service for such year.




                             12







                          ARTICLE IV
                    EMPLOYEE CONTRIBUTIONS


4.01  Employee Contributions shall consist of:

(a) Employee Salary Deferral Contributions. A Participant may elect to defer receipt of a portion of his Compensation, and have the Employer contribute to the Plan on his behalf for each Limitation Year an Employee Salary Deferral Contribution of from one percent (1%) to twenty percent (20%) of his Compensation, in accordance with this Section and such other rules as the Administrative Committee may prescribe; provided, however, all such Employee Salary Deferral Contributions shall be subject to the provisions of Section 4.05 and Section 6.09. If it is projected that the Employee's Salary Deferral Contribution and the aniticipated Employer Contribution under Section 5.01(a) of the Plan will exceed the limitations of Plan Section 6.09, then the Plan Administrator may limit the level of the Employee's Salary Deferral Contribution so that the limitations of Plan
Section 6.09 are not exceeded.

(1) No Participant shall be permitted to have Employee
Salary Deferral Contributions made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of the Plan Year.

(2) "Employee Salary Deferral Contribution" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Employee Salary Deferral Contribution is the sum of all Employer contribution made on behalf of such Participant pursuant to an election to defer under any qualified CODA, as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement, as described in Section 402(h)(1)(B), any eligible deferred compensation plan under
Section 457, any plan as described under Section 501(c)(18), and any employer contributions made on behalf of a Participant for the purchase of an annuity contract under Section 403(b) pursuant to a salary reduction agreement.

(3) Make-Up Contributions After Military Leave. Each Participant who resumes active employment after an unpaid military leave will be permitted to make special Salary Reduction Contributions in an amount up to the maximum amount he could have contributed if he had remained in Employment during his period of leave. Each make-up Contribution will be subject to the limitations under Code Sections 402(g) and 415 in effect for the year to which





                               13





the Contribution relates, but will be
ignored for purposes of the ADP Test. The Committee will permit him to make his special Contributions during the period beginning on the date when he resumes Employment and continuing for a period equal to the lesser of three times the length of his military leave, or five years. The amount of his special Contributions will be based on the Compensation he would have received if he had remained in active Employment, at his rate of pay in effect when he began his leave. If that pay rate cannot be determined with certainty, the Committee will treat him as having Compensation equal to the amount he received during the 12-month period preceding his leave, or during the entire period of his Employment if shorter than 12 months.

(b) Rollover Contributions. A Participant, with the Administrative Committee's written consent and after filing with the Trustee the form prescribed by the Administrative Committee, may make a Rollover Contribution to the Plan. The Administrative Committee shall allocate and credit a Rollover Contribution to the contributing Participant's Employee Rollover Account as of the Allocation Date for the Plan Year in which the Rollover Contribution is made. If a Participant makes a Rollover Contribution, the Participant may direct the Trustee to invest the amount contributed as provided in Section 16.01.

In all other respects, the Trustee and the Committee shall hold, administer, and distribute a Rollover Contribution in the same manner as any Employee contribution made to the Trust.

4.02  How Paid or Deducted.  Employee Salary Deferral
Contributions may be made by regular payroll deductions from the Participant's Compensation, or in any other manner approved by the Administrative Committee.

4.03 Modification of Employee Contributions. A Participant may modify his Employee Salary Deferral Contributions at any time on such forms as the Administrative Committee may prescribe, and such modification shall become effective the first day of the month coinciding with or next following execution of the new election. Such modification shall be in accordance with such rules as the Administrative Committee may prescribe.

4.04 Termination of Employee Contributions. A Participant may terminate his Salary Deferral Agreement at any time with respect to Compensation not yet earned by delivering written notice of termination to the Plan Administrator. Any Participant who terminates his Salary Deferral Agreement may be permitted, in accordance with uniform and nondiscriminatory rules prescribed by the Plan Administrator, to execute a new Salary Deferral Agreement and resume having Salary Deferral Contributions made to the Trust on his behalf on the first day of the next month.

4.05 Maximum Deferral Percentage. The Average Actual Deferral Percentage for Highly Compensated Participants for each Plan Year shall not exceed the relationship to the Average Actual Deferral Percentage of all NonHighly Compensated Participants for the Plan Year of either of the following specified tests:





                               14






(a) Primary Test:
The Average Actual Deferral Percentage for Eligible
Participants who are Highly Compensated Employees for the Plan
Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are NonHighly Compensated Employees for the Plan Year multiplied by 1.25; or

(b) Alternate Test:
The Average Actual Deferral Percentage for Eligible
Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are NonHighly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are NonHighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

Definitions: For purposes of this Section 4.05, and for purposes of this Plan, the following definitions shall be used:

(1) "Actual Deferral Percentage" shall mean the ratio
(expressed as a percentage), of Employee Salary Deferral
Contributions and Qualified Employer Deferral Contributions on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.

(2) "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral
Percentage of the Eligible Participants in a group.

(3) "Qualified Employer Deferral Contributions" shall mean Employer Contributions which are allocated to a Participant's Employer Contribution Account that are nonforfeitable when contributed by the Employer as a matching
Employer contribution.

(4) "Eligible Participant" shall mean any Employee of the Employer who is otherwise eligible under the terms of the Plan to have Employee Salary Deferral Contributions or Qualified
Employer Deferral Contributions allocated to his account for the Plan Year.

(5) "Highly Compensated Participant" means any
Participant, or former Participant, who is a Highly Compensated
Employee, defined under Code Section 414(q), as follows:




                         15






(i) who was a 5% owner (as defined under Code Section
416(i)(1)(B)(i)) during the current or preceding Plan Year, or

(ii) Earned more than $80,000 (as adjusted by a Cost of Living Index under Code Section 415(d) as approved by the Secretary of the Treasury) during the preceding Plan Year and was in the top-paid 20% of all Employees based on compensation. To determine the number of Employees in the top-paid group, the Plan may exclude Employees who either: (a) are under age 21;
(b) have fewer than 6 months of employment; (c) normally work fewer than 172 hours per week; (d) normally work less than 6 months per Plan Year; (e) are included in a collective bargaining unit; or (f) are non-resident aliens with no United States source income.

(6) "NonHighly Compensated Employee" shall mean an
Employee of the Employer who is not a Highly Compensated
Employee.

(c) Special Rules.

(1) In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section 4.05 shall be applied by determining the Actual Deferral Percentages of Eligible Participants as if all such plans were a single plan.

(3) The determination and treatment of the Employee
Salary Deferral Contributions, Qualified Nonelective
Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(4) The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Actual Deferral
Percentage test of this Section 4.05, satisfaction of the Average Actual Contribution Percentage test of Section 5.05, and the amount of Qualified Employer Deferral Contribution used in such test.






                                16





4.06 Automatic Adjustments and/or Corrections to Employee Salary Deferral Contributions. Within a reasonable period after the beginning of each Plan Year, the Retirement Committee shall cause the Employee Salary Deferral Contributions to be tested for electing Participants to determine if the Maximum Deferral Percentage of Section 4.05 has not been exceeded. Should it be determined that the Actual Deferral Percentage of Highly Compensated Participants exceeds the Maximum Deferral Percentage as set forth in Section 4.05, the Retirement Committee shall correct any Excess ADP Contribution (Employee Salary Deferral Contribution and Employer Matching Contribution used to determine the Actual Deferral Percentage, which have caused the Plan to exceed the Maximum Deferral Percentage), under the following rules:

(1) Correction before Excess ADP Contributions are Made. In the event the Retirement Committee determines, before Excess ADP Contributions are made, that the Plan will exceed the Maximum Deferral Percentage for that Plan Year, then it will limit Employee Salary Deferral Contributions, beginning with the Highly Compensated Participant having the highest "Actual Deferral Percentage", in order to comply with the Maximum Deferral Percentage for the Plan Year.

(2) Correction after Excess ADP Contributions are Made. In the event the Retirement Committee determines, after the Plan has already received Excess ADP Contributions, that the Plan will exceed the Maximum Deferral Percentage for that Plan Year, then it will refund the excess amounts and attributable earnings, as necessary not to exceed the Maximum Deferral Percentage. The amount actually refunded will be reduced to the extent that the amount of the excess has already been reduced by the refund of any Employee Salary Deferral Contributions in excess of $7,000 (indexed) under Section 4.07.

Excess ADP Contributions. When the Retirement Committee corrects the excess by making refunds, it will refund Excess ADP Contributions to Highly Compensated Participants in the order of the dollar amount contributed, beginning with the Highly Compensated Participant with the highest dollar amount and continuing the refunds, if necessary, until all Highly Compensated Participants have the same dollar amount, and then reducing those dollar amounts equally. The Retirement Committee will refund excess amounts and attributable earnings to the affected Highly Compensated Participants no later than the end of the Plan Year following the Plan Year for which the excess amount was contributed, and if practicable by March 15 of that Plan Year. For any Plan Year, the Retirement Committee may forfeit Matching Contributions attributable to refunded Employee Salary Deferral Contributions.

(3) Determination of Earnings Attributable to the Excess.
The Retirement Committee will use the Plan's normal method of calculating earnings to determine the amount of earnings attributable to each Participant's allocation of Excess ADP Contributions.

4.07 Distribution of Excess Employee Salary Deferral
Contributions:





                                17






(a) In General. Notwithstanding any other provision of this Plan, Excess Employee Salary Deferral Contribution Amounts and income allocable thereto shall be distributed no later than each April 15 to Participants who claim such allocable Excess Employee Salary Deferral Contribution Amounts for the preceding calendar year.

(b) Excess Employer Salary Deferral Contribution Amount.
For purposes of this Plan, the "Excess Employer Salary Deferral Contribution Amount" shall mean the amount of Employee Salary Deferral Contributions for a calendar year that the Participant requests be allocated to and distributed from this Plan pursuant to the claim procedure set forth in Section 4.07 (c).

(c) Claims. The Participant's claim shall be in writing, shall be submitted to the Plan Administrator no later than March 1; shall specify the Participant's Excess Employee Salary Deferral Contribution Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Employee Salary Deferral Contribution Amount, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, exceeds the limit imposed on the Participant by Section 402(g) of the Code for the year in which deferral occurred.

(d) Maximum Distribution Amount.  The Excess Employee
Salary Deferral Contribution Amount distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Employer Salary Deferral Contribution, shall in no event be less than the lesser of the Participant's Account under the Plan or the Participant's Employee Salary Deferral Contributions for the Plan Year.







                                  18









                              ARTICLE V
                       EMPLOYER CONTRIBUTIONS


5.01  Employer Contributions:

(a)		Employer Matching Contribution.  Subject to the
limitations of Section 4.05 and 6.09, for each Plan Year that ends with or within the Employer's taxable Year, the Employer may contribute to the Trust, an Employer Matching Contribution that the Board of Directors may from time to time deem advisable. Initially, the Employer shall contribute to the Trust an amount equal to thirty percent (30%) of the Participant's Compensation deferred as an Employee Salary Deferral Contribution. The match made be made in cash, common stock of the Employer or any combination thereof.

(b)		Make-Up Contributions After Military Leave.  Each
Employer will make special Matching Contributions for each of its Participants who returns to Employment from unpaid military leave and contributes the make-up Salary Reduction Contributions described in Subsection 4.01(a)(3). Each Matching Contribution will relate to the year for which the make-up Salary Reduction Contribution is made and will be subject to the percentage-of-Compensation limit and Code Section 415 limit in effect for that year. The Committee will ignore the make-up Matching Contributions for purposes of the ADP and ACP Tests.
The Committee will not allocate investment earnings to the make-up Contribution for the period of leave.

5.02		Determination of Contribution.  The Employer, from its
records, shall determine the amount of any contributions to be made by it to the Trust under the terms of the Plan.

5.03		Time and Method of Payment of Contribution.  The Employer
may pay its contribution for each Limitation Year in one (1) or more installments. The Employer's contribution for any Limitation Year shall be due on the last day of its taxable year coinciding with or within which such Limitation Year ends, and, unless paid before, shall be payable then or as soon thereafter as practicable, but not later than the time prescribed by law for filing the Employer's Federal income tax return (including extensions thereof) for such taxable year, without interest. If the contribution is on account of the Employer's preceding taxable year, the contribution shall be accompanied by the Employer's signed statement to the Trustee that payment is on account of such taxable year. Contributions may be paid in cash. All contributions for each Limitation Year shall be deemed to be paid as of the last day of such Limitation Year if not allocated before the last day of the Limitation Year.

5.04			Return of Employer Contributions.  Notwithstanding any
provision herein to the contrary, upon the Employer's request, a contribution which was made upon a mistake of fact, conditioned upon initial qualification of the Plan, or conditioned upon its deductibility under Code Section 404, shall be returned to the Employer within one year after payment of the contribution, denial of the qualification or disallowance of the deduction, as the case may be.




                                  19







5.05		Maximum Contribution Percentage.  The Average
Contribution Percentage for Eligible Participants who are Highly Compensated Participants for the Plan Year shall not exceed the relationship to the Average Actual Contribution Percentage of all NonHighly Compensated Participants for the Plan Year of either of the following specified tests:

(a)	Primary Test:  The Average Actual Contribution Percentage
for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual
Contribution Percentage for Eligible Participants who are
NonHighly Compensated Employees for the Plan Year multiplied by
1.25, or

(b)	Alternative Test:  The Average Actual Contribution
Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for Eligible Participants who are NonHighly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Contribution Percentage for Eligible Participants who are NonHighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

Definitions: For purposes of this Section 5.05, and for purposes of this Plan, the following definitions shall be used:

(1)	"Average Contribution Percentage" shall mean the average
(expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

(2)	"Actual Contribution Percentage" shall mean the ratio
(expressed as a percentage), of the sum of the Employee NonDeductible Contributions and Employer Matching Contributions under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.

(3)	"Eligible Participant"  shall mean any Employee
of the Employer who is otherwise authorized under the terms of the Plan to have NonDeductible Contributions or Employer
Matching Contributions allocated to his Account for the Plan
Year.

(4)	"Qualified Nonelective Contributions" shall mean
contributions (other than Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participant may not elect to receive in cash until distributed from the plan; that are 100 percent vested and nonforfeitable when made, and that are not distributable under the terms of the plan to Participants or their beneficiaries earlier than the earlier of:





                                  20




(i)	separation from service, death, or disability of the
Participant;

(ii)	attainment of the age 592 by the Participant;

(iii)	termination of the Plan without establishment of a
successor plan;

(iv)	the events specified in those of Section 13.10, 13.11,
or 13.12 of this Plan adopted by the Employer; or,

(v)	for Plan Years beginning before January 1 1989, upon
hardship of the Participant.

(c)	Special Rules.

(1)	For purposes of this Section 5.05, the Actual
Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make NonDeductible Employee Contributions or to receive Employer Matching Contributions, Qualified NonElective Contributions or have Employee Salary Deferral Contributions allocated to his Account under two or more plans as described in
Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such contributions and Employee Salary Deferral Contributions were made under a single Plan.

(2)	In the event that this Plan satisfies the requirements
of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section 5.05 shall be applied by determining the Actual Contribution Percentages of Eligible Participants as if all such plans were a single plan.

(3)	The determination and treatment of the Actual
Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

5.06		Adjustment for Excessive Average Actual Contribution
Percentage. In the event that the Average Actual Contribution Percentage for the Highly Compensated Participant group exceeds the Average Actual Contribution Percentage for the NonHighly Compensated Participant group pursuant to Section 5.05, the Plan Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant group the amount of "Excess Aggregate Contributions" (and any income allocable to such contributions). Such distribution shall be made on behalf of the Highly Compensated Participant group in order of the dollar amount contributed, beginning with the Highly Compensated Employee with the highest dollar amount and continuing the distributions, if necessary, until all Highly Compensated Participants have the same dollar amount and then reduce those dollar amounts equally. If there is a loss allocable to such excess amount, the distribution shall in no event be less than the lesser of the Participant's Account attributable to Employer Matching Contributions or the Employer's Matching Contributions for the Plan Year.




                              21





5.07		Distribution of Excess Contributions:

(a)	In General.  Notwithstanding any other provision of the
Plan, Excess Contributions and income allocable thereto shall be distributed, to Participants on whose behalf such Excess
Contributions were made, no later than the end of the Plan Year next following the Plan Year for which they were made.

(b)	Excess Contributions.  For purposes of this Section 5.07,
"Excess Contributions" shall mean the amount described in
Section 401(k)(8)(B) of the Code.

(c)	Determination of Income.  The income allocable to Excess
Contributions shall be determined by multiplying income allocable to the Participant's Employee Salary Deferral Contributions and Qualified Employer Deferral Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for the preceding Plan Year and denominator of which is the sum of the Participant's Account Balances attributable to Employee Salary Deferral Contributions and Qualified Employer Deferral Contributions on the last day of the preceding Plan Year.

(d)	Maximum Distribution Amount.  The Excess Contributions
which would otherwise be distributed to the Participant shall be adjusted for income; shall be reduced, in accordance with regulations, by the amount of Excess Deferrals distributed to the Participant; shall, if there is a loss allocable to the Excess Contributions, in no event be less than the lesser of the Participant's Account under the Plan or the Participant's Employee Salary Deferral Contributions and Qualified Employer Deferral Contributions for the Plan Year.

(e)	Accounting for Excess Contributions.  Amounts distributed
under this Section 5.07 shall first be treated as distributions from the Participant's Employee Retirement Savings Account and shall be treated as distributed from the Qualified Employer Deferral Contribution Account only to the extent such Excess Contributions exceed the balance in the Participant's Employee Retirement Savings Account.

(f)	The amount of Excess Contributions to be distributed (or
recharacterized, if the Plan so permits), shall be reduced by Excess Contributions previously distributed for the taxable year ending in the same Plan Year and Excess Contributions to be distributed for a taxable year shall be reduced by Excess Contributions previously distributed (or recharacterized, if applicable) for the Plan Year beginning in such taxable year.




                                  22







5.08		Distribution of Excess "Aggregate" Contributions.

(a)	In General.  Excess Aggregate Contributions and income
allocable thereto, attributed to Employer Matching Contributions or Employee NonDeductible Contributions, shall be forfeited, if otherwise forfeitable under the terms of this Plan, or if not forfeitable, distributed to Participants on whose behalf such Aggregate Excess Contributions were made, no later than the end of the Plan Year next following the Plan Year for which they were made.

(b)	Excess Aggregate Contributions.  For purposes of this
Section 5.08, "Excess Aggregate Contributions" shall mean the amount described in Section 401(m)(6)(B) of the Code.

(c)	Determination of Income.  The income allocable to Excess
Aggregate Contributions shall be determined by multiplying the income allocable to the Participant's Employee NonDeductible Contributions and Employer Matching Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Employee NonDeductible Contributions and Employer Matching Contributions on the last day of the preceding Plan Year.

(d)	Maximum Distribution Amount.  The Excess Aggregate
Contributions to be distributed to a Participant shall be adjusted for income, and, if there is a loss allocable to the Excess Aggregate Contribution, shall in no event be less than the lesser of the Participant's Account under the Plan or the Participant's Employee NonDeductible Contributions and Employer Matching Contributions for the Plan Year.

(e)	Accounting for Excess Aggregate Contributions.  Excess
Aggregate Contributions shall be distributed from the Participant's Employee NonDeductible Account, and forfeited if otherwise forfeitable under the terms of the Plan (or, if not forfeitable), distributed from the Participant's Employer Matching Contribution Account, in proportion to the Participant's Employer NonDeductible Contributions and Employer Matching Contributions for the Plan Year.

(f)	Allocation of Forfeitures under this Section 5.08.
Amounts forfeited by Highly Compensated Employees under this Section shall be applied to reduce Employer Matching
Contributions.




                                  23






                               ARTICLE VI
                              ALLOCATIONS


6.01		Participant's Accounts.  For each Participant, the
Administrative Committee shall establish an:

(a)	Employee Retirement Savings Account

(b)	Employer Matching Account

(c)	Employee Rollover Account

which will reflect the Participant's share of contributions and the income, losses, appreciation, depreciation, and forfeitures, if applicable, attributable to all such Accounts.
The establishment of separate Accounts shall not require a separation of the Trust assets.

6.02		Valuation of Accounts.  As of each Allocation Date, prior
to allocating contributions and forfeitures, if any, for the Plan Year, the Administrative Committee shall:

(a)	First, charge to the proper Accounts all payments or
distributions made from Participants' Accounts since the last preceding Allocation Date that have not been charged previously, as provided in Section 6.03;

(b)	Next, adjust the net credit balances in Participants'
Accounts upward or downward, on a timeweighted pro rata basis, according to the net credit balances so that the totals of the net credit balances will equal the then net worth of the Trust Fund, less an amount equal to the sum of contributions, if any, paid to the Trustee for the period elapsed since the last preceding Allocation Date.

The Suspense Account, if any, shall not be adjusted to reflect any Trust earnings or losses.

6.03		Charging of Payments and Distributions.  As of each
Allocation Date, all payments and distributions made under the Plan since the last preceding Allocation Date to or for the benefit of a Participant or his Beneficiary will be charged to the proper Account of such Participant.

6.04		Method for Allocating and Crediting Employee and Employer
Contributions.

Subject to the conditions and limitations of this Article VI, as of each Allocation Date:

(a)	The Employee Salary Deferral Contributions and Rollover
Contributions shall be credited to each Employee Retirement
Savings Account and Employee Rollover Account, respectively.






                                 24






(b)	The Employer's Matching Contribution shall be credited to
each Participant's Employer Matching Account in an amount equal to thirty percent (30%) of the Participant's Compensation deferred as an Employee Salary Deferral Contribution.

6.05		Suspense Account.  The excess amount allocated to each
Participant shall by reason of Section 6.09 be held in this Account and not distributed to a Participant but shall be reapplied to reduce further Employer Matching Contributions under the Plan for the next Limitation Year (and for each succeeding Limitation Year, if necessary) for such Participant, so that in each such year the actual Employer Matching
Contributions which would otherwise be allocated to each Participant's Employer Matching Account will be made from this Suspense Account. In the event the Participant is not employed by the Employer at the end of any Limitation Year, then the excess amounts shall not be distributed to the Participant but shall be reapplied to reduce future such Employer Matching
Contributions for all remaining Participants in the Limitation
Year and each succeeding year, if necessary.

6.06		Employer Contributions Considered Made on Last Day of
Plan Year. For purposes of this Article VI, the Employer's contribution which remains unallocated on the last day of any Plan Year will be considered to have been made on the last day of that year, regardless of when paid to the Trustee.

6.07		Accrual of Benefits.  The Administrative Committee shall
determine a Participant's Accrued Benefit on the basis of the Limitation Year. The Administrative Committee shall only take into account the Compensation earned during that part of the Limitation Year the Employee is actually a Participant in the Plan.

6.08		Equitable Allocations.  If the Administrative Committee
determines in making a valuation, an allocation, or by adding interest to any Account under the provisions of the Plan, that the strict application of the provisions of the Plan will not produce an equitable and nondiscriminatory allocation among the Accounts of the Participants, it may modify any procedure specified in the Plan for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan; provided, however, that any such modification shall not reduce any Participant's Accrued Benefits and shall be consistent with the provisions of Section 401(a)(4) of the Code. Should the Administrative Committee in good faith determine that certain expenses of administration paid by the Trustee during the Plan Year under consideration are not general, ordinary, and usual, and should not equitably be borne by all Participants, but should be borne only by one or more
Participants, for whom or because of whom such specific expenses were incurred, the net earnings and adjustments in value of the Accounts shall be increased by the amounts of such expenses, and the Administrative Committee shall make suitable adjustments by debiting the particular Account or Accounts of such one or more
Participants, Former Participants, or Beneficiaries; provided, however, that any such adjustment must be nondiscriminatory and consistent with the provisions of Section 401(a) of the Code.

6.09		Maximum Annual Additions.  Notwithstanding any other
provision of the Plan, the Annual Addition to a Participant's
Account for any Limitation Year may not exceed in any Limitation
Year an amount equal to the lesser of the:




                                25





(a)	Defined Contribution Dollar Limitation (which means the
greater of $30,000 (or such larger amount as the Commissioner of Internal Revenue may prescribe) or 25% of the Defined Benefit Dollar Limitation set forth in Code Section 415(b)(1) as in effect for the Limitation Year); or

(b)	Twentyfive percent (25%) of the Compensation (within the
meaning of Code Section 415(c)(3)). However, the compensation limitation in this subsection (ii) shall not apply to (a) any contributions for medical benefits (within the meaning of Code
Section 419(A)(f)(2)) after separation from service which is otherwise treated as an Annual Addition, or (b) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).

If the Participant does not participate in, and never has participated in another Qualified Plan maintained by the Employer, or a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer, the amount of Annual Additions which the Committee may allocate under this Plan on a Participant's behalf for a Limitation Year shall not exceed the Maximum Annual Addition. If the amount the Employer otherwise would contribute to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Annual Addition, the Employer will reduce the amount of its contribution so the Annual Additions for the Limitation Year will be equal to the Maximum Annual Addition.

Special Rules for Plans Subject to Overall Limitations Under
Code Section 415(e).

(a)	Recomputation Not Required.  The Annual Addition for any
Limitation Year beginning prior to January 1, 1987 shall not be recomputed to treat all Employee Contributions as an Annual
Addition.

(b)	Adjustment of Defined Contribution Plan Fraction.  If the
Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction computed under Section 415(e)(1) of the Code (as revised by this Section 6.09) does not exceed 1.0 for such Limitation Year.

If the Participant presently participates, or has ever participated under a Defined Benefit Plan maintained by the Employer, then the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for the Participant for that Limitation Year shall not exceed 1.0. If in any Limitation Year the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction on behalf of a Participant does exceed 1.0, then the Employer shall reduce its contribution on behalf of such Participant to the Defined Contribution Plan to the extent necessary to prevent the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan fraction from exceeding 1.0.



                              26




For purposes of this Section, the following terms shall mean:

(a)	"Defined Benefit Plan"  A retirement plan which does not
provide for individual accounts for Employer contributions. The Administrative Committee shall treat all defined benefit plans (whether or not terminated) maintained by the Employer as a single plan and the Administrative Committee shall treat all defined contribution plans (whether or not terminated) maintained by the Employer as a single plan.

(b)	"Defined Benefit Plan Fraction"

projected annual benefit of the Participant under the defined benefit plan(s) (divided by)
The lesser of (i) 125% of the dollar
limitation in effect under Code Section 415(b)(1)(A) for the Limitation Year, or (ii) 140% of the Participant's average Compensation for his highest paid three (3) consecutive Years of Service

If the Employee was a Participant in one or more defined benefit plans maintained by the Employer which were in existence on July 1, 1982, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Employee had accrued as of the end of the 1982 Limitation Year (the last Limitation Year beginning before January 1, 1983). The preceding sentence only applies if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 as in effect at the end of the 1982 Limitation Year.

Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

(c)	"Defined Contribution Plan Fraction"

the sum of the Annual Additions to the Participant's
Account under the defined contribution plan(s) as of the close of the Limitation Year (divided by)


                                 27





the sum of the lesser of the following amounts determined for the Limitation Year and for each prior Year of Service with the Employer: (i) 125% of the dollar limitation in effect under Code
Section 415(c)(1)(A) for the Limitation Year (determined without regard to the special dollar limitations for employee stock ownership plans), or (ii) 35% of the Participant's Compensation for the Limitation Year

If the Employee was a Participant in one or more defined contribution plans maintained by the Employer which were in existence on July 1, 1982, the Administrative Committee will redetermine the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, as of the end of the 1982 Limitation Year (the last Limitation Year beginning before January 1, 1983), under this Section. If the sum of the redetermined fractions exceeds 1.0, the Administrative Committee will subtract permanently from the numerator of this fraction an amount equal to the product of (1) the excess of the sum of the fractions over 1.0, times (2) the denominator of this fraction. The Administrative Committee also may use any transitional rules (see Section 6.09(d) below) provided by law which are applicable in computing the Participant's Defined Contribution Plan Fraction.

The Administrative Committee will make a similar adjustment to the numerator of this fraction if the sum of the fractions exceeds 1.0, as of the end of the 1983 Limitation Year (the last Limitation Year beginning before January 1, 1984), because (a) the Plan is TopHeavy in the first Plan Year beginning after December 31, 1983, and the Administrative Committee must apply
Article XVII or (b) the terms of one or more July 1, 1982, plans required Annual Additions or accruals during the 1983 Limitation Year in excess of the Code Section 415 limitations as amended by the Tax Equity and Fiscal Responsibility Act of 1982.

Notwithstanding the above, if the Employee was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.



                                28






(d)	"Projected Annual Benefit".  The annual retirement
benefit (adjusted to an actuarially equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) of the Participant under the terms of the Defined Benefit Plan on the assumptions he continues employment until his normal retirement age as stated in the Defined Benefit Plan, his compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his normal retirement age and all other relevant factors used to determine benefits under the Defined Benefit Plan remain constant as of the current Limitation Year for all future Limitation Years.

(e)	"Compensation"  The Participant's earned income, wages,
salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). The term "Compensation" shall not include:

(1)	Employer contributions to a plan of deferred
compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a Simplified Employee Pension Plan described in Code Sec. 408(k) to the extent such contributions are deductible by the Employee under Code Sec. 219(b)(7), and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

(2)	Amounts realized from the exercise of a nonqualified
stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

(3)	Amounts realized from the sale, exchange or other
disposition of stock acquired under a qualified stock option.

(4)	Other amounts which receive special tax benefits, such
as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Sec. 403(b) (whether or not the contributions are excludible from the gross income of the Employee).

For purposes of applying the limitations of Section 6.04 through this Section 6.09, amounts included as Compensation are those amounts actually paid to a Participant or includible in his gross income within the Limitation Year.

(5)	Notwithstanding the above, effective for Plan Years
beginning after December



                                   29





31, 1997, the term "Compensation"
Includes (1) an Employee's elective deferrals under Code Sec. 402(g)(3), and (2) amounts contributed or deferred under Code Sec. 125 or Code Sec. 457 by the Employer at the Employee's election that aren't otherwise includible in the Employee's gross income.

(f)	"Employer"  The Employer that adopts this Plan.  In the
case of a group of employers which constitutes a controlled group of corporations (as defined in Code Sec. 414(b) as modified by Code Sec. 415(h)), which constitutes trades or businesses (whether or not incorporated) which are under common control (as defined in Code Sec. 414(c) as modified by Code Sec. 415(h)), which constitutes an "affiliated service" group within the meaning of Code Sec. 414(m), the Committee shall consider all such employers as a single employer for purposes of applying the limitations of this Article 6.

(g)	"Limitation Year"  For purposes of this Section 6.09,
"Limitation Year" shall mean the limitation year specified in the Plan, or if none is specified, the Calendar Year.







                                 30








(h)	"Effective Date of Section 6.09 Provisions"  The
provisions of this Section 6.09 shall be effective for Limitation Years beginning after December 31, 1986.

(i)	The preceding Sections of this Article VI are intended to
comply with the provisions of Code Section 415 and the Regulations thereunder. Code Section 415 and the relevant
Regulations are hereby incorporated by reference.









                                  31






                             ARTICLE VII
              TERMINATION OF SERVICEPARTICIPANT VESTING


7.01		Normal Retirement.  A Participant's Normal Retirement Age
under the Plan is age 65. At such time he shall be 100% vested in, and shall have a nonforfeitable right to his Accrued
Benefit. A Participant who remains in the employ of the Employer after attaining Normal Retirement Age shall continue to participate in Employer contributions until the date of his actual retirement. Upon termination of a Participant's employment for any reason after attaining Normal Retirement Age, the Administrative Committee shall direct the Trustee to make payment of the full value of the Participant's Accrued Benefit to him at such times and in such manner as provided in Article
VIII hereof. The value of the Participant's Accrued Benefit shall be determined as of the Allocation Date which coincides with, or next follows the date of the Participant's employment termination.

7.02		Early Retirement.  This Plan does not contain an Early
Retirement provision.

7.03		Disability.  A Participant who becomes permanently
disabled shall be 100% vested in and shall have a nonforfeitable right to his Accrued Benefit paid to him at such time and in such manner as provided in Article VIII hereof. The value of a disabled Participant's Accrued Benefit shall be determined as of the Allocation Date which coincides with, or which next follows the date of the Participant's termination of employment due to disability. A Participant shall be considered "disabled" when the Administrative Committee determines the Participant is not able to engage in any gainful activity by reason of any medically determinable physical or mental impairment, which the Administrative Committee expects to result in death or which the Administrative Committee expects to last for a continuous period of not less than twelve (12) months. The Administrative
Committee shall apply the provisions of this Section 7.03 in a nondiscriminatory, consistent and uniform manner.

7.04		Death.  Upon the death of a Participant, his Accrued
Benefit shall be 100% vested, and his Surviving Spouse, if he is married, or in the event there is no surviving Spouse, or if the Spouse has waived, in writing, the right to such death benefits, his other named Beneficiary shall be entitled to receive the full value of the deceased Participant's Accrued Benefit
(reduced by any security interest held by the Plan by reason of a loan outstanding to such Participant) determined as of the Allocation Date which coincides with, or which next follows the date of such Participant's death. The death benefit so provided shall be payable at such time and in such manner as provided in
Article VIII hereof. In the event the Spouse completes a valid Waiver, and a beneficiary is named other than the Spouse, the Spouse must consent to and acknowledge the specific nonspouse beneficiary. The nonspouse beneficiary so named may not be subsequently changed without the Spouse's written consent. The number of revocations of prior beneficiary designations made by the Participant and so consented to by the Spouse shall not be limited.

7.05		No Distributions Prior to Separation From Service.
Except as provided in Sections 8.01, 8.09, 8.10, 8.12, 13.10,
13.11 and 13.12 a Participant shall receive no distribution from the Plan or Trust prior to separation from Service.




                                  33





7.06		Vesting on Termination of Employment  If a Participant
shall terminate employment for reasons other than death, disability or retirement, all of his Accounts shall be 100% vested, regardless of his number of Years of Service with the Employer.

7.07		Years of Service for Vesting  For purposes of determining
his vested percentage an Employee shall be credited with one
Year of Service as follows:

(a)	Years of Service prior to January 1, 1976, shall mean
all full years of continuous employment.

(b)	Years of Service on or after January 1, 1976, shall mean
all Plan Years during which a Participant completed 1,000 or more Hours of Service with the Employer or any Affiliated
Employer of the Employer provided that the following special provisions shall apply:

(1)	Except as otherwise provided in paragraph (2)
immediately following, if an Employee who has a Break in Service after January 1, 1976 shall reenter service following such break, Years of Service of such Employee prior to such break shall not be taken into account unless and until he shall have a Year of Service following such recommencement of service; and

(2)	Notwithstanding the provisions of paragraph (1)
immediately preceding, with respect to an Employee who shall have a Break in Service after January 1, 1985 and before he shall have any Vested Interest in his Accrued Benefit under the Plan, all such Years of Service prior to such break shall be disregarded if the number of consecutive Plan Years in which the Break in Service continues, equals or exceeds the greater of (a) five (5) consecutive one Year Breaks in Service, or (b) the aggregate number of Years of Service earned before the consecutive Breaks in Service. For the purpose of determining Years of Service prior to such break, there shall be excluded any Years of Service previously disregarded under this paragraph
(2).

(c)	Service of any Employee who is a leased Employee to any
Employer aggregated under Section 414(b), (c), or (m) of the Internal Revenue Code must be credited for vesting purposes whether or not such individual is eligible to participate in the Plan.

(d)	If a Participant returns to work before incurring a Break
in Service, he will continue to vest starting at the point in the vesting schedule where he left employment in both his preseparation and postseparation accrued benefit.

(e)	Military Service.  Each Participant will receive credit
for Vesting Service as if his active Employment had continued during the period of his military service with the Uniformed Services of the United States of America; provided that he retains statutory reemployment rights and resumes Employment within 90 days after his honorable discharge from military duty, or during any other period prescribed by law.




                                  33






(f)	Service with any of the following predecessor employers
shall be credited under the terms of the Plan:

(1)	Dynamic Technical Resources, Inc.

(2)	Dimensional Medicine, Inc.

(3)	Collaborative Medical Systems, Inc.

(4)	Dynacor, Incorporated.

7.08		If the present value of the Participant's vested Accrued
Benefit derived from Employer and Employee contributions is $3,500 or less ($5,000 or less for Plan Years beginning on or after January 1, 1998), a lump sum cash payment will be made to the Participant, within a reasonable time following the Participant's termination of employment. However, if the present value of the Participant's vested Accrued Benefit derived from Employer and Employee contributions is more than $3,500 ($5,000 for Plan Years beginning on or after January 1,
1998), the written consent of the Participant is necessary before such lump sum cash payment can be made.

7.09		No Divestment for Cause  Under no circumstances shall a
Participant be divested of any vested benefit for any cause.




                                 34







                               ARTICLE VIII
                  TIME AND METHOD OF PAYMENT OF BENEFITS


8.01		Time of Payment.  Subject to the exceptions found in
Sections 8.09, 8.10, 8.12, 13.10, 13.11 and 13.12, no
distribution of a Participant's Retirement Savings Account comprised of Employee Salary Deferral Contributions) shall occur prior to age 592 except for Retirement, Death, Disability, or termination of employment.

(a)	Retirement.  In the event of Normal Retirement, payment
of a Participant's Accrued Benefit shall commence within a reasonable time after the Allocation Date the Participant becomes eligible to receive benefits, unless the Participant otherwise elects.

(b)	Death or Disability.  In the event of death or permanent
disability, payment of the Participant's Accrued Benefit shall commence within a reasonable time after the Allocation Date (unless the Participant or his Beneficiary otherwise elects) following receipt by the Administrative Committee of proof of death, or after the determination by the Administrative Committee that permanent disability exists.

(c)	Other Termination of Service.  Upon a Participant's
termination of employment for any reason other than retirement, permanent disability, or death, the Trustee shall distribute the Participant's vested Accrued Benefit as soon as practical following the date on which the Participant terminates employment, unless the Participant's vested Accrued Benefit is in excess of $3,500 ($5,000 for Plan Years beginning on or after January 1, 1998), and the Participant elects to defer payment and not receive his distribution upon termination of employment.

If the Participant dies or becomes permanently disabled after terminating employment, but prior to receiving his Accrued Benefit, the Administrative Committee, upon confirmation of the death or disability, shall direct the Trustee to make payment of the Accrued Benefit to the Participant (or to his Beneficiary if the Participant is deceased) in accordance with the provisions of Section 8.02 within sixty (60) days after the Allocation Date, following receipt by the Administrative Committee of proof of death, or after the determination by the Administrative Committee that permanent disability exists.

(d)	Time of Payment of Benefits   Unless the Participant
elects otherwise, payment of benefits must begin no later than 60 days after the close of the Plan Year in which the latest of the following events occur:

(1)	the Participant attains age 65 or earlier Normal
Retirement Age specified under the Plan,

(2)	the termination of the Participant's service with the
Employer,





                                   35





(3)	the 10th anniversary of the year in which the
Participant commenced participation in the Plan (the 5th anniversary of the year in which the Participant commenced participation in the Plan, in the case of a Participant who commences participation in the Plan within 5 years before attaining Normal Retirement Age under the Plan), or

(4)	a later date elected by the Participant.

(e)	Distributions:  Notwithstanding subsection (d), prior to
January 1, 1997 distribution to a Participant must commence no later than the first day of April following the calendar year in which the Participant attains age 702, regardless of whether he has retired.

However, effective January 1, 1997 a Participant may defer the receipt of any benefits under this Plan until the later of the April 1st following the calendar year in which he attained the age of 702 or his actual retirement; notwithstanding any "5%-owner" (as defined under Code Section 416(i)(1)(B)(i)) or more shareholder must commence payment of his benefit no later than the April 1st following the calendar year in which he attained age 702 regardless of whether he actually retired.

Compliance with Code Section 401(a)(9).  The intent of this
Section is that the beginning dates and payment periods of benefits payable to each Participant and beneficiary will be within the limitations permitted under Code Section 401(a)(9). If there is any discrepancy between this Section and Code
Section 401(a)(9), that Code Section will prevail.

(f)	Death Distribution Provisions:  Upon the death of the
Participant, the following distribution provisions shall take effect:

(1)	If the Participant dies after distribution of his or her
interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

(2)	If the Participant dies before distribution of his or
her interest commences, the Participant's entire interest will be distributed no later than five (5) years after the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

(i)	If any portion of the Participant's interest is
payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the designated Beneficiary commencing no later than one (1) year after the Participant's death;




                                36





(ii)	If the designated Beneficiary is the Participant's
surviving Spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the date on which the Participant would have attained age 702, and, if the Spouse dies before payments begin, subsequent distributions shall be made as if the Spouse had been the Participant.

(3)	For purposes of 8.01(f)(2) above, payments will be
calculated by use of the return multiples specified in section
1.729 of the regulations. Life expectancy of a surviving Spouse may be recalculated annually; however, in the case of any other designated Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

(4)	For purposes of (1), (2) and (3) above, any amount paid
to a child of the Participant will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.

(g)	Transitional Rule:  Notwithstanding the above
distribution requirements of Section 8.01, distribution on behalf of any Employee, including a "5%-owner" shall be made in accordance with all of the following requirements (regardless of when such distribution commences):

(1)	The distribution by the Plan and Trust is one which
would not have disqualified such Trust under section 401(a)(9) of the Code as in effect prior to amendment by the Deficit
Reduction Act of 1984.

(2)	The distribution is in accordance with a method of
distribution designated by the Participant whose interest in the Trust is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

(3)	Such designation was in writing, was signed by the
Participant or the Beneficiary and was made before January 1, 1984.

(4)	The Participant had accrued a benefit under the plan as
of December 31, 1983.

(5)	The method of distribution designated by the Participant
or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

Unless paid to a surviving Spouse under a Qualified Joint and Survivor Annuity, the method of distribution selected must assure that more than fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.



                                 37






A distribution upon death will not be covered by this Transitional Rule unless the information in the designation contains the required information described above, with respect to the distributions to be made upon the death of the Employee.

For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (1) and (5) above.

If a designation is revoked, any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code as amended. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

8.02		Method of Payment.  After all required accounting
adjustments, the Trustee, in accordance with the direction of the Administrative Committee, shall make payment of the Participant's Accrued Benefit in a lump sum, or at the request of a Participant, in substantially equal quarterly or annual installments over a fixed reasonable period of time, or by the purchase of a term certain nontransferable annuity.

Limitation on Settlement Options: The Distributions, if not made in a lump sum, may only be made over one of the following periods (or a combination thereof):

(a)	a period certain not extending beyond the life expectancy
of the Participant, or

(b)	a period certain not extending beyond the joint and last
survivor expectancy of the Participant and a designated beneficiary.

If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in section 1.729 of the Income Tax Regulations. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a nonspouse beneficiary may not be recalculated. If the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that more than fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.




                                  38






A Participant may not elect an optional form of payment providing monthly benefits to a contingent annuitant who is other than his Spouse, or to a Beneficiary, unless the actuarial value of the payments expected to be made to the Participant at the time the payment is to commence is more than 50% of the actuarial value of the total payments expected to be made under such optional form. In no event, however, can the amount of each monthly payment to a contingent annuitant or Beneficiary exceed that payable to the Participant.

8.03		Deferral of Payments.  Should a Participant's Accounts be
retained in the Trust after the date on which his participation ends, the Accounts may continue to be treated as a part of the Trust Fund. The Accounts will be credited (or debited) with their share of the net income (or loss) attributable to the investments of such Accounts. Notwithstanding the foregoing, the Administrative Committee at its sole discretion may direct that the Former Participant's Accounts be segregated and placed in insured interestbearing savings accounts or time deposit(s)
(or a combination of both), or invested in a single premium deferred nontransferable annuity. Once Accounts are segregated, they will no longer share in income, increases, or decreases, if any, of the Trust. A segregated account alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs.

8.04		Limitation on Distributions.  Except as otherwise
provided in this Article VIII, a Participant, Former
Participant, or Beneficiary is not entitled to any payment, withdrawal, or distribution under the Plan.

8.05		Payment in the Event of Legal Disability.  Payments to
any Participant, Former Participant, or Beneficiary shall be made to the recipient entitled thereto in person or upon his personal receipt, in form satisfactory to the Administrative
Committee, except when the recipient entitled thereto shall be under a legal disability, or, in the sole judgment of the Administrative Committee, shall otherwise be unable to apply such payment in furtherance of his own interest and advantage.
The Administrative Committee may, in such event, at its sole discretion, direct all or any portion of such payments to be made in any one or more of the following ways:

(a)	To such person directly;
(b)	To the guardian of his person or his estate;
(c)	To a relative or friend of such person, to be expended
for his benefit; or
(d)	To a custodian for such person under any Uniform Gifts to
Minors Act.

The decision of the Administrative Committee, in each case, will be final, binding, and conclusive upon all persons ever interested hereunder. The Administrative Committee shall not be obliged to see to the proper application or expenditure of any payment so made. Any payment made pursuant to the power herein conferred upon the Administrative Committee shall operate as a complete discharge of all obligations of the Trustee and the Administrative Committee, to the extent of the distributions so made.




                                 39






8.06		Accounts Charged.  The Administrative Committee shall
charge all distributions made to a Participant or to his Beneficiary from his Accounts against the Accounts of the Participant when made.

8.07		Payments Only from Trust Fund.  All benefits of the Plan
shall be payable solely from the Trust Fund and neither the Employer, Administrative Committee, nor Trustee shall have any liability or responsibility therefor excepts expressly provided herein.

8.08		Participant Benefit Payment Election.  The Administrative
Committee may permit a Participant who terminates employment after attaining Normal Retirement Age to elect any of the forms of payment of retirement benefits prescribed by Section 8.02.
Upon the Participant's request, the Administrative Committee shall furnish the Participant an appropriate form for the making of the election. The Participant shall make an election under this Section 8.08 by filing the election form with the Plan
Administrator on or before the last day of the Plan Year following which the Trustee would otherwise commence to pay a Participant's vested Accrued Benefit in accordance with the requirements of Section 8.01. The Participant shall not make any election for an optional form of retirement benefit under which the present value of the retirement benefits payable solely to the Participant will not be greater than fifty percent
(50%) of the present value of the total retirement benefits payable to the Participant and his Beneficiaries. The
Administrative Committee shall determine "present value" as of the date the Trustee is to commence payment of the retirement benefits to the Participant. The Administrative Committee shall charge the electing Participant's Account for any expense incurred in making the "present value" determination. If the Administrative Committee determines not to permit the Participant's election, it shall direct the Trustee in writing to make distribution of the Participant's Vested Accrued Benefit to him in accordance with Section 8.02. The Administrative
Committee shall apply the Provisions of this Section 8.08 in a nondiscriminatory and uniform manner. Should the Administrative
Committee reject the Participant's claim in whole or in part the appeal procedures in Section 11.09 shall apply.

8.09		Hardship Withdrawals.

(a)	Definition of Hardship.  A Participant shall be entitled
to a Hardship Withdrawal from his separate Employee Saving Plus
Account established for Employee Salary Deferral Contributions if:

(1)	There is an immediate and heavy financial need, and

(2)	Other resources are not reasonably available to meet the
need.

With regard to satisfaction of requirement 8.09(a)(1) above, the following expenses are deemed to constitute immediate and heavy financial needs:





                                 40






(i)	Medical expenses incurred by the Employee, the
Employee's Spouse, or any dependents of the Employee (as defined in Code Section 213(d);

(ii)		Purchase (excluding mortgage payments) of a principal
residence for the Employee;

(iii)		Payment of tuition for the next semester or quarter
for postsecondary education for the Employee, his Spouse or children; and

(iv)		Payments of amounts necessary to prevent the eviction
of the Employee from his principal residence or foreclosure on the mortgage of the Employee's principal residence.

In determining whether expenses constitute an "immediate and heavy financial need", or if the requirement of 8.09(a)(2) above is met, the Administrative Committee, acting in a uniform and nondiscriminatory manner, can reasonably rely upon the representations of the Employee regarding the Employee's financial affairs, and the Administrative Committee shall not be required to make an independent investigation of the Employee's financial affairs.

The Administrative Committee in so relying upon such
financial representations of the Employee shall consider all relevant facts and circumstances.  A distribution will be
treated as necessary to satisfy a financial need of an Employee if such need cannot be relieved by:

(1)	Reimbursement or compensation by insurance or otherwise,

(2)	Reasonable liquidation of the Employee's assets to the
extent such liquidation would not itself cause an immediate and heavy financial need,

(3)	Cessation of elective contributions or Employee
Contributions under the Plan, or

(4)	Other distribution or nontaxable (at the time of the
loan) loans from plans maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable terms.

The above listed possible sources of other financial remedies available to the Employee shall be deemed to include those assets of the Employee's Spouse and minor children that are reasonably available to the Employee, excluding such property held for the Employee's child under an irrevocable trust or under the Uniform Gifts to Minors Act.

(b)	Amount of Hardship Withdrawal.  The amount of any
approved Hardship Withdrawal shall not exceed the lesser of the
Participant's:




                                    41



(1)	Employee Retirement Savings Account balance, or

(2)	his cumulative Employee Salary Deferral Contributions, or

(3)	the amount of the Employee's immediate and heavy
financial need.

(c)	Prior Withdrawal of Employee NonDeductible Contributions
Required. A Participant shall not be permitted to make a Hardship Withdrawal unless he has already withdrawn any amount credited to his separate Account established for Employee
NonDeductible Contributions (if applicable).

(d)	Manner of Making Withdrawals.  Any request for a Hardship
Withdrawal by a Participant must be filed with the Administrative Committee in writing specifying the nature of the withdrawal (and the reasons therefore, if a Hardship
Withdrawal), the amount of funds requested to be withdrawn, and the investment Account (if applicable) which should be redeemed to make the withdrawal. Upon approving any withdrawal, the Plan Administrator shall furnish the Trustee with written instructions directing the Trustee to make the withdrawal in a lump sum payment of cash to the Participant. In making any such withdrawal payment, the Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator, and shall be under no duty to make any inquiry or investigation with respect thereto.

(e)	A Participant who receives a hardship withdrawal will not
be allowed to make Employee Salary Deferral Contributions to this Plan (or to any other qualified cash or deferred arrangement sponsored by the Company) for a period of twelve
(12) months following the date of receipt of the hardship withdrawal.

(f)	The Code Section 402(g) limit for the calendar year
subsequent to the calendar year of the hardship withdrawal shall be reduced by the Employee Salary Deferral Contribution to this Plan for the calendar year of the hardship distribution.

8.10	 Loans.

Amount of Loan.  The Plan Administrator may direct the
Trustee to make a loan to a Participant in any Plan Year under the following circumstances:

(a)	loans shall be made available to all Participants on a
reasonably equivalent basis; but a Participant may have only one loan outstanding at any time.

(b)	loans shall not be made available to Highly Compensated
Participants, officers, or shareholders in an amount greater than the amount made available to other Participants;

(c)	loans shall bear a reasonable rate of interest;






                                  42




(d)	loans shall be adequately secured;

(e)	repayment shall be over a reasonable period of time;

(f)	loans shall not be made to any ShareholderEmployee unless
an exemption for such loan is obtained pursuant to Act Section
408 and further provided that such loan would not be subject to tax pursuant to Code Section 4975, and

(g)	loans shall not be granted to any Participant that
provides for a repayment period extending beyond such Participant's Normal Retirement Date.

(h)	The minimum loan shall not be less than $1,000. The total
amount of any such loan (when added to the outstanding balance of all other loans to the Participant under the Plan or any other qualified plan of the Employer or an Affiliated Employer) shall not exceed the lesser of:

(1)	$50,000 reduced by the excess (if any) of the highest
outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

(2)	onehalf (1/2) of the vested amount of the Participant's
separate Accounts as of the date of the loan.

For purposes of this limit, all plans of the Employer shall be considered one plan. Additionally, with respect to any loan made prior to January 1, 1987, the $50,000 limit specified in
(1) immediately above shall be unreduced.

(i)	Security for Loan.  Any loan to a Participant under the
Plan shall be secured by the pledge of all the Participant's right, title and interest in the Trust. Such pledge shall be evidenced by the execution of a promissory note by the Participant which shall provide that, in the event of any default by the Participant on a loan repayment, the Plan Administrator shall be authorized (to the extent permitted by law) to deduct the amount of the loan outstanding and any unpaid interest due thereon from the Participant's wages or salary to be thereafter paid by the Employer, and to take any and all other actions necessary and appropriate to enforce collection of the unpaid loan.






                                     43






(j)	Interest Rate Charged.  The rate of interest charged on
any loan to a Participant under the Plan shall be determined by the Plan Administrator, taking into consideration interest rates being charged under generally prevailing market conditions for similarly secured personal loans but not less than the one percent (1%) over the prime rate reported in the Wall Street Journal as of the last business day of the week preceding prior to the date the loan is issued. The Plan Administrator shall not discriminate among Participants in the matter of interest rates, but loans granted at different times may bear different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by a change in general economic conditions.

(k)	Repayment of Loans.

(1)	Loans shall provide for level amortization with payments
to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five
(5) years (but not to exceed ten (10)years). Notwithstanding the foregoing, loans made prior to January 1, 1987 which are used to acquire, construct, reconstruct or substantially rehabilitate any dwelling unit which, within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant or a member of his family (within the meaning of Code Section 267(c)(4)) may provide for periodic repayment over a reasonable period of time that may exceed five (5) years. Additionally, loans made prior to January 1, 1987, may provide for periodic payments which are made less frequently than quarterly and which do not necessarily result in level amortization. Prepayment of the loan in full is permitted; partial prepayments of loan principal is not.

(2)	No distribution of benefits under Section 8.01 shall be
made from amounts credited to a Participant's separate Accounts under the Plan unless and until all loans to the Participant have been repaid.

(3)	Suspension of Repayments During Military Leave.  Each
Participant may elect to suspend his loan repayments while he is on unpaid military leave. The five-year maximum repayment period will be extended by the length of the suspension.

(l)	Manner of Making Loans.  A request by a Participant
for a loan shall be made as specified in the loan policy. The terms and conditions on which the Plan Administrator shall approve loans under the Plan shall be applied on a uniform and nondiscriminatory basis with respect to all Participants. If a Participant's request for a loan is approved by the Plan Administrator, the Plan Administrator shall furnish the Trustee with written instructions directing the Trustee to make the loan in a lump sum payment of cash to the Participant. In making any loan under this Section 8.10, the Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator, and shall be under no duty to make any inquiry or investigation with respect thereto.

8.11		Direct Rollover.  This Section applies to distributions
made on or after January 1, 1993.





                                   44






Notwithstanding any provision
of the plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

Definitions.

(l)		Eligible rollover distribution:  An eligible rollover
distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code;
and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(2)		Eligible retirement plan:  An eligible retirement plan
is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section
403(a) of the Code, or a qualified trust described in section
401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(3)		Distributee:  A distributee includes an employee or
former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(4)		Direct rollover:  A direct rollover is a payment by the
plan to the eligible retirement plan specified by the distributee.

8.12		In-Service Distribution.

(a)	Prior to Age 592.  Prior to the attainment of age 592, a
Participant may withdraw all or any portion of the Employee
Rollover Account.

(b)	After Attainment of Age 592.  After attainment of age
592, a Participant may withdraw all or any portion of his Accrued Benefit, including earnings thereon. The amount of any withdrawal shall be taken from the Participant's Accounts in the following order, with the entire balance in each Account being distributed prior to distribution of the next Account:




                                  45






(i)		Employee Rollover Account

(ii)		Employer Matching Account

(iii)	Employee Retirement Savings Account







                                    46







                                ARTICLE IX
                   EMPLOYER ADMINISTRATIVE PROVISIONS



9.01		Information.  The Employer shall, upon request, or as may
be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Administrative Committee and Trustee to perform their respective duties and functions under the Plan. The Employer's records as to the current information the Employer furnishes to the Administrative Committee and Trustee shall be conclusive to all persons.

9.02		 No Liability.  Subject to Article XII hereof, the
Employer assumes no obligation or responsibility to any of the Employees, Participants, or Beneficiaries for any act of, or failure to act, on the part of the Administrative Committee or the Trustee.

9.03		Employer Action.  Any action required of the Employer
shall be by resolution of its Board of Directors or by a person authorized to act by Board resolution.

9.04		Indemnity.  The Employer agrees it will indemnify and
hold harmless the Board of Directors, individual Trustee(s), and the members of the Administrative Committee, and each of them, from and against any and all loss resulting from liability to which the Board of Directors, individual Trustee(s), and the Administrative Committee, or the members of the Board of Directors and Administrative Committee, may be subjected by reason of any act or conduct (except willful or reckless misconduct) in their official capacities in the administration of this Plan or Trust or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section
9.04 shall not relieve the Board of Directors, individual
Trustee(s), or any members of the Administrative Committee from any liability they may have under the Act for breach of a fiduciary duty.





                                 47





                         ARTICLE X
                 ADMINISTRATIVE COMMITTEE



10.01		Appointment of Committee.  The Employer's Board of
Directors shall appoint an Administrative Committee consisting of not less than three members to administer the Plan, the members of which may also be Participants in the Plan.

10.02		Term.  Each member of the Administrative Committee shall
serve until his successor is appointed. Any member of the Administrative Committee may be removed by the Board of Directors, with or without cause. The Board of Directors shall have the power to fill any vacancy which may occur. An
Administrative Committee member may resign upon written notice to the Employer.

10.03		Compensation.  The members of the Administrative
Committee shall serve without compensation for services in behalf of the Plan, but the Employer shall pay all expenses, including the expenses for any bond required under Act Section
412. To the extent such expenses are not paid by the Employer, they shall be paid by the Trustee from the Trust Fund.

10.04		Powers of Administrative Committee.  Subject to Article
XII hereof, the Administrative Committee shall have the following powers and duties:

(a)	To direct the administration of the Plan in accordance
with the provisions herein set forth;

(b)	To adopt rules of procedure and regulations necessary for
the administration of the Plan, provided the rules are not inconsistent with the terms of the Plan;

(c)	To determine all questions with regard to rights of
Employees, Participants, and Beneficiaries under the Plan, including but not limited to rights of eligibility of an Employee to participate in the Plan and the value of the Accrued
Benefit of each Participant;

(d)	To enforce the terms of the Plan and the rules and
regulations it adopts;

(e)	To direct the Trustee as respects the crediting and
distribution of the Trust and all other matters within its discretion as provided in the Trust Agreement;

(f)	To review and render decisions respecting a claim for (or
denial of a claim for) a benefit under the Plan;

(g)	To furnish the Employer with information which the
Employer may require for tax or other purposes;




                                    48





(h)	To engage the service of counsel (who may, if
appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

(i)	To prescribe procedures to be followed by distributees in
obtaining benefits;

(j)	To receive from the Employer and from Employees such
information as shall be necessary for the proper administration of the Plan;

(k)	To receive and review reports of the financial condition
and of the receipts and disbursements of the Trust Fund from the Trustee;

(l)	To establish a nondiscriminatory policy which the Trustee
shall observe in making loans, if any, to Participants;

(m)	To maintain, or cause to be maintained, separate Accounts
in the name of each Participant to reflect the Participant's
Accrued Benefits under the Plan;

(n)	To select a secretary, who need not be a member of the
Administrative Committee;

(o)	To interpret and construe the Plan;

(p)	To select the issuing company or companies from which
Insurance Contracts shall be purchased as may be provided herein; and to determine the form, type, and kind of such contract;

(q)	To engage the services of an Investment Manager or
Managers (as defined in Act Section 3 (38)) each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan Asset under its control; and

(r)	To direct the Trustee in the investment, reinvestment,
and disposition of the Trust Fund as provided in the Trust
Agreement.

10.05		Manner of Action.  The decision of a majority of the
members of the Administrative Committee appointed and qualified shall control. In case of a vacancy in the membership of the Administrative Committee, the remaining members of the Administrative Committee may exercise any and all of the powers, authorities, duties, and discretions conferred upon such Administrative Committee, pending the filling of the vacancy.
The Administrative Committee may, but need not, call or hold formal meetings. Any decisions made or action taken pursuant to written approval of a majority of the then members shall be sufficient. The Administrative Committee shall maintain adequate records of its decisions.

10.06		Authorized Representative.  The Administrative Committee
may authorize any one of its members, or its secretary, to sign on its behalf any notices, directions, applications,






                                 49





certificates, consents, approvals, waivers, letters, or other documents. The Administrative Committee must evidence this authority by an instrument signed by all its respective members and filed with the Trustee.

10.07		Nondiscrimination.  The Administrative Committee shall
administer the Plan in a uniform, nondiscriminatory manner for the exclusive benefit of the Participants and their Beneficiaries.

10.08		Interested Member.  No member of the Administrative
Committee may decide or determine any matter concerning the distribution, nature, or method of settlement of his own benefits under the Plan unless there is only one person acting alone in the capacity as the Administrative Committee.

10.09		Funding Policy.  The Administrative Committee shall
review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan to determine the appropriate methods of carrying out the Plan's objectives. The Administrative
Committee shall communicate annually to the Trustee or to any Plan Investment Manager (herein socalled), if any, the Plan's shortterm and longterm financial needs so investment policy can be coordinated with Plan financial requirements.

10.10		Individual Statement.  As soon as practicable after the
Allocation Dates of each Plan Year, but within the time prescribed by the Act and the regulations under the Act, the Administrative Committee will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his Accrued Benefit in the Trust as of that date, and such other information the Act requires be furnished the Participant or Beneficiary. No Participant, except a member of the Administrative Committee, shall have the right to inspect the records reflecting the Account of any other Participant.

10.11		Books and Records.  The Administrative Committee shall
maintain, or cause to be maintained, records which will adequately disclose at all times the state of the Trust Fund and of each separate interest therein. The books, forms, and methods of accounting shall be the responsibility of the Administrative Committee.

10.12		Unclaimed Account Procedure.  Neither the Trustee nor
the Administrative Committee shall be obliged to search for, or ascertain the whereabouts of, any Participant or Beneficiary.
The Administrative Committee, by certified or registered mail addressed to his last known address of record with the Administrative Committee or the Employer, shall notify any Participant, or Beneficiary, that he is entitled to a distribution under this Plan, and the notice shall quote the provisions of this section. If the Participant, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Administrative Committee within six (6) months from the date of mailing of the notice, or before this Plan is terminated or discontinued, whichever should first occur, the Administrative Committee shall direct the Trustee to segregate the Participant's unclaimed Accrued Benefit in a nontransferable deferred annuity or in a segregated interest bearing Account in the name of the Participant or Beneficiary.
The Administrative Committee shall then notify the Social
Security Administration of the Participant's (or Beneficiary's) failure to claim the distribution to which he is entitled. The Administrative Committee shall request the Social Security Administration to notify the Participant (or Beneficiary) in accordance with procedures it has established for this purpose.
The segregated Account shall be entitled to all income it earns and shall bear all expense or loss it incurs.






                                50






10.13		Valuation.  Within a reasonable time after the close of
each Plan Year, the Trustee shall prepare or cause to be prepared a statement of the condition of the Trust Fund, setting forth all investments, receipts, and disbursements, and other transactions effected by it during such Plan Year, and showing all the assets of the Trust Fund and the cost and fair market value thereof. This statement shall be delivered to the Administrative Committee. The Administrative Committee shall then cause to be prepared, and shall deliver to each Participant or Former Participant an annual report disclosing the status of his Accounts in the Trust. The Trustee's determination of the fair market value of the assets of the Trust Fund and the Administrative Committee charges or credits to Accounts shall be final and conclusive on all persons ever interested hereunder, subject to Section 11.09.





                                 51










                           ARTICLE XI
               PARTICIPANT ADMINISTRATIVE PROVISIONS



11.01		Beneficiary Designation.  Each Participant may from time
to time designate, in writing, a Beneficiary and/or a Contingent
Beneficiary to whom the Trustee shall pay his Accrued Benefit in the Trust Fund in the event of his death. The Administrative
Committee shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Administrative Committee, it effectively shall revoke all designations filed prior to that date by the same Participant.
As a condition to any married Participant designating a Beneficiary other than his spouse, the Administrative Committee shall require the spouse's written consent. The spouse's signature must be notarized by a notary public or witnessed by a plan representative. The spouse's consent must acknowledge the effect of waiving his (her) rights under the Plan and specifically consent to the election of any alternate beneficiary other than the spouse.

11.02		No Beneficiary Designation.  With respect to any death
benefit provided hereunder, the Participant shall file a beneficiary designation with the Committee and the Participant, during his lifetime, shall have the right, which may be successively exercised by written instrument filed with and received by the Committee, to request a change of his designated beneficiary. In the event the designated beneficiary is not living at the death of the Participant, or if no beneficiary has been designated, the death benefit shall be payable to the spouse of the Participant, if living; otherwise to his children, equally per stirpes; if none, then to the estate of the Participant.

11.03		Personal Data to Administrative Committee.  Each
Participant and Beneficiary must furnish to the Administrative Committee evidence, data, or information as the Administrative Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true, and complete evidence, data, and information when requested by the Administrative Committee, provided the Administrative Committee shall advise each Participant of the effect of his failure to comply with its request.

11.04		Address for Notification.  Each Participant and each
Beneficiary of a deceased Participant shall file with the Administrative Committee, in writing, his post office address, and each subsequent change of such post office address. Any payment or distribution hereunder, and any communication addressed to a Participant or his Beneficiary, shall be sent to the last address filed with the Administrative Committee, or if no such address has been filed, then the last address indicated on the records of the Employer, shall be deemed to have been delivered to the Participant or his Beneficiary on the date that such distribution or communication is deposited in the United
States mail, postage prepaid.

11.05		Assignment or Alienation.  To the extent permitted by
law, the Participant may not anticipate, encumber, alienate or assign any of his rights, claims, or interests in this Plan or any part thereof, or any payments, benefits, or rights arising by reason of this Plan shall in any way be subject to the Participant's debts, contracts, or engagements, or to any judicial processes to levy upon or attach the same for payment thereof.





                                    52





Notwithstanding the above, in the event of a Qualified
Domestic Relations Order no violation of the nonalienation provisions of ERISA occurs where a portion of the benefits of a Participant is required to be paid to the Participant's spouse pursuant to a Qualified Domestic Relations Order. A "Qualified Domestic Relations Order" is a judgment or decree (including approval of a property settlement agreement) that relates to the provisions of child support, alimony payments or marital property, rights to a spouse, former spouse, child or other dependent of a Participant and is made pursuant to a state domestic relations law. The Qualified Domestic Relations Order may not alter the amount, time, or form of payment of plan benefits.

11.06		Litigation Against the Trust.  If any legal action is
filed against the Trustee, Board of Directors, or the Committee, or against any member or members of the Committee or Board of Directors, by or on behalf of any Participant or Beneficiary, the Employer shall reimburse the Trust, the Board of Directors, Administrative Committee, and any member or members of the Administrative Committee or Board of Directors, for all costs and fees expended by it or them by surcharging all costs and fees against the same payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges.

11.07		Information Available.  Any Participant in the Plan or
any Beneficiary may examine copies of the summary plan description, latest annual report, any bargaining agreement, this Plan, trust, or any other instrument under which the Plan was established or is operated. The Administrative Committee will maintain all of the items listed in this Section in its office, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under the Act for examination during reasonable business hours.
Upon the written request of a Participant or Beneficiary, the Administrative Committee shall furnish him with a copy of any item listed in this Section. The Administrative Committee may make a reasonable charge to the requesting person for the copy so furnished.

11.08		Beneficiary's Right to Information.  A Beneficiary's
right to (and the Administrative Committee's duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive a benefit under the Plan.

11.09		Appeal Procedure for Denial of Benefits.  The
Administrative Committee shall provide adequate notice in writing to any Participant or to any Beneficiary (claimant) whose claim for benefits under this Plan has been denied. The Administrative Committee's notice to the claimant shall set forth:


(a)	The specific reason for the denial;

(b)	Specific reference to pertinent Plan provisions on which
the Administrative Committee based its denial;




                                     53






(c)	A description of any additional material and information
needed for the claimant to perfect his claim and an explanation of why the material or information is needed;

(d)	A statement that the claimant may:

(1)	request a review upon written application to the
Committee;

(2)	review pertinent Plan documents; and

(3)	submit issues and comments in writing; and

(e)	That any appeal the claimant wishes to make of the
adverse determination must be in writing to the Administrative Committee within seventyfive (75) days after receipt of the Administrative Committee's notice of denial of benefits. The Administrative Committee's notice must further advise the claimant that his failure to appeal the action to the Administrative Committee in writing within the seventyfive (75) day period will render the Administrative Committee's determination final, binding, and conclusive.

If the claimant should appeal to the Administrative
Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Administrative Committee shall reexamine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Administrative Committee shall advise the claimant of its decision within sixty (60) days of the claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty
(60) day limit infeasible, but in no event shall the Administrative Committee render a decision respecting a denial for a claim for benefits later than one hundred twenty (120) days after its receipt of a request for review. A written statement stating the decision on review, the specific reasons for the decision, and the specific Plan provisions on which the decision is based shall be mailed or delivered to the claimant within such sixty (60) (or one hundred twenty (120)) day period.

The Administrative Committee's notice of denial of benefits shall identify the name of each member of the Administrative Committee and the name and address of the Administrative Committee member to whom the claimant may forward his appeal.

11.10		No Rights Implied.  Nothing contained in this Plan, or
any modification or amendment to the Plan, or in the creation of any benefit, or the payment of any benefit, shall give any Employee, Participant, or any Beneficiary any right to continue employment, any legal or equitable right against the Employer or any officer, director, or Employee of the Employer, or its agents or employees.






                                54







                           ARTICLE XII
                       FIDUCIARIES DUTIES



12.01		Named Fiduciary.  The "Named Fiduciary" of the Plan
shall consist of the following:

(a)	The Employer;

(b)	The Administrative Committee;

(c)	The Trustee; and

(d)	Such other person or persons that are designated to carry
out fiduciary responsibilities under the Plan in accordance with
Section 12.03 (c) hereof.

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. A Named Fiduciary may employ one or more persons to render advice with regard to any responsibility such Named Fiduciary has under the Plan.

12.02		Allocation of Responsibilities.  The powers and
responsibilities of the Named Fiduciary are hereby allocated as indicated below:

(a)	Employer.  The Employer shall be responsible for all
functions assigned or reserved to it under the Plan and Trust Agreement. Any authority assigned or reserved to the Employer under the Plan and Trust Agreement shall be exercised by resolution of the Employer's Board of Directors.

(b)	Administrative Committee.  The Administrative Committee
shall have the responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan and Trust Agreement, except with respect to duties and responsibilities specifically allocated to other fiduciaries. The Administrative Committee shall have the authority to issue written directions to the Trustee to the extent provided in the Trust Agreement. The Trustee shall follow the Administrative Committee's directions, unless it is clear that the actions to be taken under those directions would be violations of applicable fiduciary standards, or would be contrary to the terms of the Plan or Trust Agreement.

The Administrative Committee shall have the responsibility and authority to control the investment of the Trust Fund in accordance with the terms of the Plan and Trust Agreement, except with respect to duties and responsibilities specifically allocated to other fiduciaries. The Administrative Committee shall have the authority to issue written directions to the Trustee to the extent provided in the Trust Agreement.

The Trustee shall follow the Administrative Committee's directions, unless it is clear that the actions to be taken under those directions would be violations of applicable fiduciary standards or would be contrary to the terms of the Plan or Trust Agreement.




                               55






(c)	Trustee.  The Trustee shall have the duties and
responsibilities set out in the Trust Agreement, subject, however, to direction by the Committee as set out in the Trust
Agreement.

(d)	Allocation.  Powers and responsibilities may be allocated
to other Fiduciaries in accordance with Section 12.03 hereof, or as otherwise provided herein or in the Trust Agreement.

This Article is intended to allocate to each Named Fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such Named Fiduciaries, unless such sharing shall be provided by a specified provision of the Plan or Trust Agreement.

12.03		Procedures for Delegation and Allocation of
Responsibilities. Fiduciary responsibilities may be allocated as follows:

(a)	The Administrative Committee may specifically allocate
responsibilities to a specified member or members of the Administrative Committee.

(b)	The Administrative Committee may designate a person or
persons other than a Named Fiduciary to carry out fiduciary responsibilities under the Plan (this authority shall not cause any person or persons employed to perform ministerial acts and services for the Plan to be deemed fiduciaries of the Plan).

(c)	The Administrative Committee may appoint an Investment
Manager or managers to manage (including the power to acquire and dispose of) the assets of the Plan (or a portion thereof).

(d)	If at any time there be more than one Trustee serving
under the Trust Agreement, such Trustees may allocate specific responsibilities, obligations, or duties among themselves in such manner as they shall agree.

Any allocation of responsibilities pursuant to this Section shall be made by filing a written notice thereof with the Administrative Committee specifically designating the person or persons to whom such responsibilities or duties are allocated and specifically setting out the particular duties and responsibilities with respect to which the allocation or designation is made.

12.04		General Fiduciary Standards.  Subject to Section 12.05
hereof, a Named Fiduciary shall discharge his duties with respect to the Plan solely in the interest of the Participants and their Beneficiaries and:

(a)	For the exclusive purpose of providing benefits to
Participants and their Beneficiaries and paying reasonable expenses of administering the Plan;




                               56






(b)	With the care, skill, prudence, and diligence under the
circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c)	By diversifying the investments of the Plan so as to
minimize the risk of large losses, unless under the circumstances it is deemed prudent not to do so; and

(d)	In accordance with documents and instruments governing
the Plan, insofar as such documents and instruments are consistent with the provisions of Title I of the Act.

12.05		Liability Among CoNamed Fiduciaries.

(a)	General.  Except for any liability which he may have
under the Act, a fiduciary shall not be liable for the breach of a fiduciary duty or responsibility by another fiduciary of the Plan except in the following circumstances:

(1)	He participates knowingly in, or knowingly undertakes to
conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach;

(2)	By his failure to comply with the general fiduciary
standards set out in Section 12.04 hereof in the administration of his specific responsibilities which give rise to his status as a fiduciary to commit a breach; or

(3)	He has knowledge of a breach by such other fiduciary and
he does not undertake reasonable efforts under the circumstances to remedy the breach.

(b)	CoTrustees.  In the event that there are two or more
Trustees serving under the Trust Agreement each should use reasonable care to prevent a CoTrustee from committing a breach of fiduciary responsibility and they shall jointly manage and control assets of the Plan, except that in the event of an allocation of responsibilities, obligations, or duties, a Trustee to whom such responsibilities, obligations, or duties have not been allocated shall not be liable to any person by reason of this Section, either individually or as a Trustee, for any loss resulting to the Plan arising from the acts or omissions on the part of the Trustee to whom such responsibilities, obligations, or duties have been allocated.

(c)	Liability Where Allocation is in Effect.  To the extent
that fiduciary responsibilities are specifically allocated by a Named Fiduciary, or pursuant to the express terms hereof, to any person or persons, then such Named Fiduciary shall not be liable for any act or omission of such person in carrying out such responsibility, except to the extent that the Named Fiduciary violated Section 12.04 hereof (i) with respect to such allocation or designation, (ii) with respect to the establishment or implementation of the procedure for making such an allocation or designation, (iii) in continuing the allocation or designation or (iv) the Named Fiduciary would otherwise be liable in accordance with this Section 12.05.






                                57





(d)	Liability of Trustee Following Administrative Committee
Directions. No Trustee shall be liable for following instructions of the Administrative Committee given pursuant to
Section 12.02 (b) and (c) hereof.

(e)	No Responsibility for Employer Action.  Neither the
Trustee, nor the Administrative Committee, shall have any obligation nor responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, nor the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan, nor shall the Trustee, nor the Administrative Committee be required to collect any contribution required under the Plan, or determine the correctness of the amount of any Employer contribution.

(f)	No Duty to Inquire.  Neither the Trustee nor the
Administrative Committee shall have any obligation to inquire into or be responsible for any action or failure to act on the part of others.

(g)	Liability of Trustee Where Investment Manager Appointed.
If an Investment Manager has been appointed pursuant to Section
12.03 (c) hereof, then neither the Trustee nor the Administrative Committee shall be liable for the acts or omissions of such Investment Manager, or be under any obligation to invest or otherwise manage any assets of the Plan which are subject to the management of such Investment Manager.

(h)	Successor Fiduciary.  No Named Fiduciary shall be liable
with respect to any breach of fiduciary duty if such breach was committed before he became a Named Fiduciary or after he ceased to be a Named Fiduciary.








                                 58






                          ARTICLE XIII
           DISCONTINUANCE, AMENDMENT, AND TERMINATION


13.01		Discontinuance.  The Employer shall have the right, at
any time, to suspend or discontinue its contributions under the Plan.

13.02		Amendment.  The Employer shall have the right at any
time to amend the Plan in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) the Plan and Trust under the provisions of Code Section 401(a) and to amend the Plan in any other manner, provided no amendment shall:

(a)	Authorize or permit any of the Trust Fund (other than the
part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries;

(b)	Cause or permit any portion of the Trust Fund to revert
to or become the property of the Employer;

(c)	Increase duties or responsibilities of the Trustee or the
Administrative Committee without the written consent of the affected Trustee or the affected member of the Administrative
Committee.

(d)	Revise the vesting schedule under the Plan unless each
Participant having three (3) Years or more of Service is permitted to elect within a reasonable period after the adoption of such amendment to have his vested benefit computed under the Plan without regard to such amendment; a reasonable period for purposes of this Section shall be a period which begins no later than the date the Plan amendment is adopted and ends no later than the last to occur of the following:

(1)	sixty (60) days after the date of Plan amendment is
adopted;

(2)	sixty (60) days after the day on which the Plan
amendment becomes effective; or

(3)	sixty (60) days after a Participant is issued written
notice of the Plan amendment.

(e)	Revise the vested benefit of a Participant determined as
of the later of the date such amendment is adopted, or the date such amendment becomes effective, if such revised vested benefit is less than that computed under the Plan without regard to such amendment.

(f)	Procedure






                              59






(1)	All proposed amendments shall be set forth in a written
instrument, detailing any and all changes to the Plan.

(2)	All proposed amendments shall be presented to the Board
of Directors for its consideration and shall be enacted by a vote of the Board of Directors.

(3)	All actions taken by the Board of Directors shall be set
forth in enabling documentation (e.g., minutes of meetings setting forth appropriate resolutions adopted therein or appropriate certification of actions taken by the Board of Directors in lieu of a formal meeting).

(4)	The Board of Directors shall authorize, in the
documentation referred to under (3), above, an officer or officers of the Company to execute said amendment or amendments on behalf of the Company and to certify as to the date on which the steps set forth under (1), (2), and (3) took place (e.g., a Certificate of Resolution).

The Employer shall make all amendments in writing. Each amendment shall state the date to which it is either retroactively or prospectively effective.

13.03		Termination.  The Employer shall have the right to
terminate the Plan at any time. The Plan shall terminate upon the first to occur of the following:

(a)	The date terminated by action of the Board of Directors;

(b)	The date the Employer shall be judicially declared
bankrupt or insolvent; or

(c)	The dissolution, merger, consolidation, or reorganization
of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser makes provisions to continue the Plan, in which event the successor or purchaser shall be substituted as the Employer under this Plan.

(d)	Termination Procedure

(1)	A proposal to terminate the Plan shall be set forth in
a written instrument, detailing said action to the Board of Directors.

(2)	A proposal to terminate the Plan shall be presented to
the Board of Directors for its consideration and shall be enacted by a vote of the Board of Directors.

(3)	All actions taken by the Board of Directors to terminate
the Plan shall be set forth in enabling documentation (e.g., minutes of meetings setting forth appropriate resolutions adopted therein or appropriate certification of actions taken by the Board of Directors in lieu of a formal meeting).

(4)	The Board of Directors shall authorize, in the
documentation referred to under



                                 60







(3), above, an officer or
officers of the Company to execute such instruments and take such actions as are necessary to effectuate the termination of the Plan on behalf of the Company and to certify as to the date on which the steps set forth under (1), (2), and (3) took place (e.g., a Certificate of Resolution).

13.04		Vesting on Termination or Suspension.  Notwithstanding
any other provision of the Plan to the contrary, upon the date of full or partial termination of the Plan, or, upon complete discontinuance of contributions to the Plan, an affected
Participant's right to his Accrued Benefit shall be one hundred percent (100%) vested and nonforfeitable. The Administrative
Committee shall interpret and administer this Section 13.04 in accordance with the intent and scope of the Regulations issued under Code Section 411 (d) (3).

13.05		Procedure on Termination.  In the event of termination
of the Plan or permanent discontinuance of Employer contributions, the Employer shall, at its sole discretion, authorize any one of the following procedures:

(a)	Continue Trust.  To continue the Trust in operation in
all respects until the Trustee has distributed all benefits under the Plan, except that no further persons shall become Participants, no further contributions shall be made, all Accounts shall be fully vested, and no further payments shall be made, except in distribution of the Trust Fund and payment of administration expenses; or

(b)	Liquidate Plan.  To wind up and liquidate the Plan and
Trust and distribute the assets thereof after deduction of all expenses to the Participants, Former Participants, and Beneficiaries in accordance with their respective Accounts as then constituted. If the Employer makes no election before termination, then this subsection (b) will govern distribution of the Trust Fund.

13.06		Merger.  The Trustee shall not consent to, or be a party
to, any merger or consolidation with another plan, unless immediately after the merger, consolidation, or transfer, the surviving Plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger, consolidation, or transfer.

13.07		Notice of Change in Terms.  The Administrative
Committee, within the time prescribed by the Act and applicable regulations, shall furnish all Participants and Beneficiaries a summary plan description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by the Act to be furnished without charge.

13.08		Initial Qualification.  Notwithstanding any other
provisions of this Plan, the Employer's adoption of this Plan is subject to the condition precedent that the Plan initially shall be approved and deemed qualified by the Internal Revenue Service as satisfying the requirements of Section 401(a) of the Code and that the Trust shall be entitled to exemption under the provisions of Section 501(a). In the event the Employer shall fail to secure such initial determination, the contributions made by the Employer together with any income received or accrued thereon less any expenses paid shall be returned to the Employer and the Plan and Trust shall terminate. No Participant or Beneficiary shall have any right or claim to the Trust Fund, or to any benefit under the Plan, before the Internal Revenue Service initially determines that the Plan and Trust qualify under the provisions of Sections 401(a) and 501(a) of the Code.




                                  61







13.09		Reversion of Suspense Account.  Notwithstanding any
provisions contained herein to the contrary, the Employer reserves the right to recover, upon the termination of the Plan and Trust Fund, any amounts held in a Suspense Account that cannot be allocated to the accounts of Participants and their Beneficiaries in the year of termination, because of the limitations contained in Section 6.09 of the Plan and Section
415 of the Code, after the satisfaction of all fixed and contingent obligations to Participants and their Beneficiaries under the Plan.

13.10		Distributions Upon Plan Termination.  All Elective
Deferrals, Qualified Employer Deferral Contributions, and income attributable thereto, shall be distributed to Participants or their Beneficiaries as soon as administratively feasible after the termination of the Plan, provided that neither the Employer nor an Affiliated Employer maintains a successor plan.

13.11		Distributions Upon Sale Of Assets.  All Elective
Deferrals, Qualified Employer Deferral Contributions, and income attributable thereto, shall be distributed to Participants as soon as administratively feasible after the sale, to an entity that is not an Affiliated Employer, of substantially all of the assets used by the Employer in the trade or business in which the Participant is employed.

13.12		Distributions Upon Sale Of Subsidiary.  All Elective
Deferrals, Qualified Employer Deferral Contributions, and income attributable thereto shall be distributed to Participants as soon as administratively feasible after the sale, to an entity that is not an Affiliated Employer, of an incorporated
Affiliated Employer's interest in a subsidiary to Participants employed by such subsidiary.






                                62







                              ARTICLE XIV
                            THE TRUST FUND



14.01		Purpose of the Trust Fund.  A Trust Fund has been
created and will be maintained for the purposes of the Plan, and the assets thereof shall be invested in accordance with the terms of the Trust Agreement or Group Annuity Contract. All contributions will be paid into the Trust Fund, and all benefits under the Plan will be paid from the Trust Fund.

14.02		Appointment of Trustee.  (If applicable) Trustee(s)
shall be appointed by the Board of Directors to administer the Trust Fund. The Trustees' obligations, duties, and responsibilities shall be governed solely by the terms of the Trust Agreement.

14.03		Exclusive Benefit of Participants.  Subject to Sections
5.04 and 13.08 hereof, the Trust Fund will be used and applied only in accordance with the provisions of the Plan to provide the benefits thereof, and no part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries or for expenses of administration.
Notwithstanding the preceding sentence, as provided in Section
13.09 hereof, the Employer reserves the right to recover any amounts held in a Suspense Account at the termination of the Trust Fund that cannot be allocated to the Accounts of Participants and their Beneficiaries in the year of termination because of the limitations contained in Section 6.09 of the Plan and Section 415 of the Code.

14.04		Benefits Supported Only By the Trust Fund.  Any person
having any claim under the Plan will look solely to the assets of the Trust Fund for satisfaction.




                                   63





                                ARTICLE XV
               PARTICIPATION BY AFFILIATE OF COMPANY AND




EMPLOYMENT WITH A MEMBER OF A CONTROLLED GROUP

15.01		Employment With a Member of a Controlled Group.  Any
employment service completed by an Employee with an Affiliated Employer, shall be credited as service with the Employer for purposes of determining "participation" and "vesting" under the Plan. Determination of membership within the controlled group shall be determined under the provisions of Section 1563(a) of the Code, but without regard to Section 1563(a) (4) and (e) (3)
(c).

15.02		Adoption by Affiliates.  Any corporation or other
business entity which is a member of an affiliated group (as defined in Section 1504(a) of the Code, or any successor provision), which includes the Company, may, with the consent of the Company, adopt the Plan for its Employees. Such adoption shall be made by resolution of such corporation's Board of Directors and an instrument executed by its officers pursuant thereto. The provisions of the Plan shall apply to each Employer, except as provided in the instrument adopting the Plan and Trust otherwise specifically provided herein.

15.03		Amendment.  If the Plan and Trust are amended by the
Company, after they are adopted by such affiliate, unless otherwise expressly provided, they shall be treated as so amended by such other business entity without the necessity of any action on its part.

15.04		Withdrawal by Affiliated Employers

(a)	Any one or more of the Employers included in the Plan may
withdraw from the Plan at any time by giving six months' advance notice in writing of the intention to withdraw, (unless a shorter notice shall be agreed to by the Board of Directors).

(b)	After an Employer has given notice as provided in
subsection (a), the Plan Administrator shall establish an amount of the Trust Fund to be allocated to such Employer's portion of the Plan. No Participant of the Plan, including Participants who are Employees of the withdrawing Employer, shall receive a benefit immediately after such withdrawal, determined as if the Plan had terminated at that time, which is less than the benefit such Participants would have received immediately prior to such withdrawal had the Plan terminated at that time.

(c)	If the Trust is not to be terminated with respect to the
withdrawing Employer, then as of the date of withdrawal, the Trustee shall distribute securities, property, or money of the Trust Fund representing the portion of the Trust Fund allocated to the withdrawing Employer and such securities, property or money shall thereafter be held and invested as a separate trust fund pursuant to the terms of the plan adopted by the withdrawing Employer.

(d)	If the Plan is to be terminated with respect to the
withdrawing Employer, then the


                               64



amount set aside pursuant to subsection (b) shall be dealt with according to the provisions of Article XIII.




                                65






                           ARTICLE XVI
                    DIRECTED INVESTMENT OPTIONS



16.01		Authorized Investment Funds.  The Administrative
Committee will provide for the investment of Plan assets. Investment funds will be developed by the Trustee to accommodate this direction. The Administrative Committee may increase or decrease the number of authorized investment funds by agreement with the Trustee.

16.02		Participant Direction.  If authorized in accordance with
Section 16.01 above, each Participant may direct, on forms provided by the Administrative Committee, that contributions to his Account be invested in the various investment funds provided under Section 16.01. A Participant may redirect the investment of his Accounts as well as future contributions. The election to direct or redirect the investment of Accounts will be made during such times as the Administrative Committee shall determine, after consultation with the Trustee. The
Administrative Committee may impose such limitations on such direction of Account investments as it deems appropriate, for example, limitations on minimum percentage investments in an investment fund or minimum notice periods when Accounts may be redirected.

16.03	Principal Life Insurance Company Contract. Participants
who have a portion of their Accrued Benefit invested under Contract Number (3)72215 (the "Contract") with the Principal Mutual Life Insurance Company shall have the right to elect, as of each January 1 or July 1, to transfer their interest in the Contract to the investment alternatives offerred under Section
16.01 and 16.02, above. No transfer of any portion of a Participant's Accrued Benefit shall be permitted into the Contract.






                              66





                         ARTICLE XVII
                        TOPHEAVY RULES


17.01		TopHeavy Status.  If the Plan is or becomes TopHeavy in
any Plan Year beginning after December 31, 1983, the provisions of this Article will supersede any conflicting provision in the Plan. The following definitions apply in making this determination:

(a)	Key Employee:  Any Employee or former Employee (and the
Beneficiaries of such Employee) who at any time during the determination period was (i) an officer of the Employer, (if such officer's Compensation exceeds 50% of the annual benefit limit for defined benefit plans, as indexed, pursuant to Section 415(b)(1)(A)), (ii) an owner (or considered an owner under
Section 318 of the Code) of one of the ten largest interests in the Employer, (if such individual's Compensation exceeds the dollar limit on Annual Additions to a Defined Contribution Plan under Section 415 of the Code), (iii) a five percent Owner of the Employer, or (iv) a one percent Owner of the Employer who has an annual Compensation of more than $150,000. The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Section 416(i) (1) of the Code and the regulations thereunder. A NonKey Employee is any Employee who does not meet the definition of Key Employee contained herein.

(b)	TopHeavy Plan:  For any Plan Year after December 31,
1983, this Plan is TopHeavy if any of the following conditions exists:

(1)	If the TopHeavy Ratio for this Plan exceeds 60 percent,
and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans, or

(2)	If this Plan is a part of a Required Aggregation Group
of plans, but not part of a Permissive Aggregation Group, and the TopHeavy Ratio for the group of plans exceeds 60 percent, or

(3)	If this Plan is a part of a Required Aggregation Group,
and part of a Permissive Aggregation Group of plans, and the TopHeavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

(c)	TopHeavy Ratio:

(1)	If the Employer maintains one or more Defined
Contribution Plans (including any Simplified Employee Pension
Plan) and the Employer has never maintained any Defined Benefit Plan which has covered or could cover a Participant in this Plan, the TopHeavy Ratio is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date (including any part of any Account balance distributed in the fiveyear period ending on the Determination Date), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the fiveyear period ending on the Determination
Date) of all Participants as of the Determination Date. Both the numerator and denominator of the TopHeavy Ratio are adjusted to reflect any distributions of any Account balances or any Accrued Benefits made in the fiveyear period ending on the Determination Date and contribution which is due but unpaid as of the Determination Date.




                                     67



(2)	If the Employer maintains one or more Defined
Contribution Plans (including any Simplified Employee Pension
Plan) and the Employer maintains or has maintained one or more Defined Benefit Plans, which have covered or could cover a Participant in this Plan, the TopHeavy Ratio is a fraction, the numerator of which is the sum of the Account balances under the Defined Contribution Plans for all Key Employees and the present value of Accrued Benefits under the Defined Benefit Plans for all Key Employees, and the denominator of which is the sum of the Account balances under the Defined Contribution Plans for all Participants and the present value of the Accrued Benefits under the Defined Benefit Plans for all Participants. Both the numerator and denominator of the TopHeavy Ratio are adjusted for any distributions of any Account balances or any Accrued Benefits made in the fiveyear period ending on the Determination Date and any contribution due but unpaid as of the Determination Date.

(3)	For purposes of (2) and (3) above, the value of Account
balances and the Present Value of Accrued Benefits will be determined as of the most recent Allocation Date that falls within or ends with the twelvemonth period ending on the Determination Date. The Account balances and Accrued Benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded, provided he had performed no service with the Employer during the last five Plan Years. The calculation of the TopHeavy Ratio, and the extent to which distributions, rollovers, and the transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the TopHeavy Ratio. When aggregating plans, the value of Account balances and Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

(d)	Permissive Aggregation Group:  The Required Aggregation
Group of plans plus any other plan or plans of the Employer, which when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401 (a) (4) 410 of the Code.

(e)	Required Aggregation Group:  (i) Each qualified plan of
the Employer in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of sections 401
(a) (4) and 410 of the Code.





                                   68



Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is TopHeavy, the Accrued Benefit of an Employee other than a Key Employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Employers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

(f)	Determination Date:  For any Plan Year subsequent to the
first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

(g)	Allocation Date:  The last day of the Limitation Year
for which Account balances or Accrued Benefits are valued for purposes of calculating the TopHeavy Ratio.

(h)	Present Value:  Present value shall be based upon
assumptions provided for under Section 416 of the Code and regulations.

17.02		Minimum Allocation.

(a)	Except as otherwise provided in (c) and (d) below, the
Employer Profit Sharing Contributions, and Forfeitures attributed to previously allocated Employer Profit Sharing Contribution, allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Compensation, or in the case where the Employer has no Defined Benefit Plan which designates this plan to satisfy section 401 of the Code, the largest percentage of Employer Contributions and Forfeitures, as a percentage of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. If the highest rate allocated to a Key Employee for a year in which the Plan is TopHeavy is less than 3%, then amounts contributed as a result of a Salary Deferral Agreement must be included in determining contributions made on behalf of Key Employees. The Minimum Allocation is determined without regard to any Social Security contribution. This Minimum Allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of (i) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory Employee Contributions to the Plan, or (iii) Compensation less than a stated amount.

(b)	For purposes of computing the Minimum Allocation,
Compensation will mean Compensation as defined in Section 2.12.





                                69




(c)	The provision in (a) above shall not apply to any
Participant who was not employed by the Employer on the last day of the Plan Year.

(d)	The provision in (a) above shall not apply to any
Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided the Minimum Allocation or benefit requirement applicable to TopHeavy plans will be met in the other plan or plans.

17.03		Minimum Vesting.  For any Plan Year in which this Plan
is TopHeavy, one of the minimum vesting schedules will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became
TopHeavy.

Further, no reduction in vested benefits may occur in the event the Plan's status as TopHeavy changes for any Plan Year. However, this Section does not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan has initially become TopHeavy, and such Employee's Account balance attributable to Employer Contributions and Forfeitures will be determined without regard to this Section.

The nonforfeitable interest of each Employee in his or her Account balance attributable to Employer Contributions shall be 100% vested, regardless of his number of Years of Service with the Employer.

Provided, however, if the Plan should become TopHeavy, for purposes of applying the above listed table, any Employer Contributions not already 100% vested will be 100% vested immediately, for such Plan Year, if such contributions are Qualified Employer Deferral Contributions that are taken into account for purposes of meeting the Actual Deferral Percentage test described in Section 4.05.

If the vesting schedule under the plan shifts in or out of the preceding schedule for any Plan Year because of the Plan's TopHeavy status, such shift is an amendment to the vesting schedule, and the election in Section 13.02(d) of the Plan applies.

17.04		Limitation on Allocations.  If, during any Limitation
Year, the Participant is a participant in both a Defined
Contribution Plan and a Defined Benefit Plan, which are a part of a TopHeavy group, the Administrative Committee shall apply the limitations of Article VI to such Participant by substituting "100%" for "125%" each place it appears in Section
6.09.  This Section 17.04 shall not apply if:

(a)	The Plan would satisfy Section 17.02 if the guaranteed
minimum contribution was one percent (1%) greater than the guaranteed minimum contribution the Administrative Committee otherwise would calculate; and



                                    70



(b)	The TopHeavy Ratio does not exceed ninety percent (90%).

17.05		Compensation Limitations.  Shall mean the limitation set
forth under Section 401(a)(17) of the Code.

17.06		Participation In More Than One Plan.  If a NonKey
Employee participates in a TopHeavy Defined Benefit Plan maintained by the Employer, Section 17.02 will not apply to the NonKey Employee and the TopHeavy Defined Benefit will provide the "minimum benefit accrual."





                                    71







                          ARTICLE XVIII
                          MISCELLANEOUS



18.01		Execution of Receipts and Releases.  Any payment to any
Participant, or to his legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan and Trust Fund. The Administrative Committee may require such a Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefore in such form as it shall determine.

18.02		No Guarantee of Interests.  Neither the Trustee (if
applicable), the Insurer, the Administrative Committee, nor the Employer guarantee the Trust Fund from loss or depreciation.
The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Administrative Committee and the Trustee or Insurer to make any payment from the Trust Fund is limited to the then available assets of the Trust Fund.

18.03		Payment of Expenses.  All expenses incident to the
administration, termination, protection of the Plan and Trust Fund, including but not limited to legal, accounting, and Trustee or investment management fees, shall be paid by the Employer, except that in case of failure of Employer to pay the expenses, they will be paid from the Trust Fund, and until paid, shall constitute a first and prior claim and lien against the Trust Fund. Notwithstanding the preceding sentence, all asset based fees and asset management fees will be charged against the accounts of the Participants.

18.04		Employer Records.  Records of the Employer as to an
Employee's or Participant's period of employment, termination of employment and the reason therefore, leaves of absence, reemployment, and compensation will be conclusive for all persons, unless determined to be incorrect.

18.05		Interpretations and Adjustments.  To the extent
permitted by law, an interpretation of the Plan and a decision of any matter within the Named Fiduciary's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

18.06		Uniform Rules.  In the administration of the Plan,
uniform rules will be applied to all Participants similarly situated.

18.07		Evidence.  Evidence required of anyone under the Plan
may be by certificate, affidavit, document, or other information, which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

18.08		Severability.  In the event any provision of the Plan
shall be held to be illegal or invalid for any reason, the illegal or invalid provisions of the Plan shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.




                               72




18.09		Notice.  Any notice required to be given herein by the
Trustee, the Employer, or the Administrative Committee, shall be deemed delivered, when personally delivered, or placed in the United States mail, in an envelope addressed to the last known address of the person to whom the notice is given.

18.10		Waiver of Notice.  Any person entitled to notice under
the Plan may waive the notice.

18.11		Successors.  The Plan shall be binding upon all persons
entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Administrative Committee, and their successors.

18.12		Headings.  The titles and headings of Articles and
sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

18.13		Governing Law.  All questions arising with respect to
the provisions of this Agreement shall be determined by application of the laws of the State of Florida, except to the extent Florida law is preempted by Federal statute.






                                 73




                        ARTICLE XIX
            JOINT AND SURVIVOR ANNUITY REQUIREMENTS


19.01	Limited Application.  This Plan is a profit sharing
401(k) Plan to which the exception set forth under Section 401(a)(11)(B)(iii) of the Code applies. The provisions of this
Article XIX apply only to a Participant described under this
Section 19.01.  This Article XIX only applies to:

(a)	a Participant with respect to whom the Plan is a direct or
indirect transferee from a plan subject to the Code Section 417 requirements and the Plan received the transfer after December
31, 1984, unless the transfer is an "elective transfer" as described herein,

(b)	a Participant who elects a life annuity distribution (if
Code Section 411(d)(6) requires the Plan to provide a life annuity option), or

(c)	a Participant whose benefits under a defined benefit plan
maintained by the Employer are offset by benefits provided under this Plan.

A transfer is an "elective transfer" if:

(1)	the transfer satisfies the merger and consolidation rules
as set forth under Section 414(l) of the Code (and the regulations promulgated thereunder);

(2)	the transfer is voluntary, under a fully informed
election by the Participant;

(3)	the Participant has an alternative that retains his Code
'411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating);

(4)	the transfer satisfies the applicable spousal consent
requirements of the Code;

(5)	the transferor plan satisfies the joint and survivor
notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements;

(6)	the Participant has a right to immediate distribution
from the transferor plan, in lieu of the elective transfer;

(7)	the transferred benefit is at least the greater of the
single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's accrued benefit under the transferor plan payable at that plan's normal retirement age;

(8)	the Participant has a 100% Nonforfeitable interest in the
transferred benefit; and

(9)	the transfer otherwise satisfies applicable Treasury
regulations.







                                  74








19.02	Notwithstanding the provisions of Section 7.04 to the
contrary, upon the death of a Participant, his Accrued Benefit shall be 100% vested and his Surviving Spouse, if he is married, or in the event there is no surviving Spouse, or if the Spouse has waived, in writing, the right to such death benefits, his other named Beneficiary shall be entitled to receive the full value of the deceased Participant's Accrued Benefit (reduced by any security interest held by the Plan by reason of a loan outstanding to such Participant) determined as of the Valuation Date which coincides with, or which next follows the date of such Participant's death.

If a Participant dies before the Annuity Starting Date, (a) his Surviving Spouse (as defined in Section 19.06(e)) or (b) his other Beneficiary (or Beneficiaries) if he has made a Qualified Election as provided in Article 19, or if he has no Surviving Spouse, shall be entitled to the full value of his Account Balance as of the Valuation Date coinciding with or next following the date of his death.

If there is a Surviving Spouse, such Account Balance shall be paid in the form of a "Qualified Preretirement Survivor Annuity" to the Surviving Spouse of such Participant, unless he has made a Qualified Election as provided in Article 19. Provided, however, if the amount of the death benefit so payable under this Section is $3,500 or less, payment shall be made in a lump sum cash payment to the Surviving Spouse or other Beneficiary (or Beneficiaries) of record.

19.03	Notwithstanding the provisions of Section 8.02 to the
contrary, after all required accounting adjustments, the Trustee, in accordance with the direction of the Administrative Committee, shall make payment of the Participant's Accrued Benefit. Benefits shall be provided for the Participant in accordance with this Article 19, from the Plan assets. Any annuity contract distributed to a retiring Participant from the Plan must be "nontransferable". The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

The benefits payable pursuant to this Article 19, with respect to a Participant who has been married throughout the one year period ending on his actual retirement date, shall be payable under the Plan in the form of the Qualified Joint and Survivor Annuity with 50% continuation as described in Section 19.06(d), subject to the following:

(a)	The Participant's Spouse shall be designated as the
contingent annuitant.

(b)	In lieu of this form of payment, a Participant (with his
Spouse's consent) may, prior to his actual retirement date, elect in writing (after having received a written explanation of the terms and conditions of the survivor annuity described in this Section and the effect of an election under this subsection) to have his retirement benefit payable under any one of the other forms of retirement benefits or annuity options provided under the Plan. In order to elect out of a Qualified Joint and Survivor Annuity, the Participant and his Spouse must comply with the provisions of the "Joint and Survivor Annuity Requirements" in this Article 19.

Limitation on Settlement Options:  If a Participant elects
(after a Qualified Election) not to take



                                 75





his distribution in the form of a Qualified Joint and Survivor Annuity, any such benefit may be distributed by the Committee in such manner as the Participant may elect. Such distribution may be in one or more of the following forms:

(a)	lump sum cash payment, or

(b)	over one of the following periods (or a combination
thereof):

(1)	a period certain not extending beyond the life expectancy
of the Participant, or

(2)	a period certain not extending beyond the joint and last
survivor expectancy of the Participant and a designated beneficiary.

If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in section 1.729 of the Income Tax Regulations. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a nonspouse beneficiary may not be recalculated. If the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that more than fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

A Participant may not elect an optional form of payment providing monthly benefits to a contingent annuitant who is other than his Spouse, or to a Beneficiary, unless the actuarial value of the payments expected to be made to the Participant at the time the payment is to commence is more than 50% of the actuarial value of the total payments expected to be made under such optional form. In no event, however, can the amount of each monthly payment to a contingent annuitant or Beneficiary exceed that payable to the Participant.

19.04	Qualified Joint and Survivor Annuity.   Unless an optional
form of benefit is selected, pursuant to a Qualified Election within the 90day period ending on the date benefit payments would commence, a Participant's entire (100% vested) Accrued
Benefit will be paid in the form of a Qualified Joint and Survivor Annuity.

19.05	Qualified Preretirement Survivor Annuity.  Unless an
optional form of benefit has been selected within the Election Period, pursuant to a Qualified Election, if a Participant dies before benefits have commenced, then the Participant's entire (100% vested) Accrued Benefit shall be applied toward the purchase of an annuity for the life of the Surviving Spouse.
The starting date of such annuity payments to the Surviving Spouse shall be the Earliest Retirement Age as defined in
Section 19.06(b) below. Any distribution of an annuity contract purchased by the Plan must satisfy all notice and consent requirements of Section 417 of the Code and the regulations thereunder.





                                   76






19.06	Definitions.

(a)	Election Period (for Qualified Preretirement Survivor
Annuity): The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from Service prior to the first day of the Plan Year in which age 35 is attained, with respect to benefits accrued prior to separation, the Election Period shall begin on the date of separation.

(b)	Earliest Retirement Age:  The earliest date on which, under
the Plan, the Participant could elect to receive retirement benefits.

(c)	Qualified Election (Waiver):  Waiver of a Qualified Joint
and Survivor Annuity or a Qualified Preretirement Survivor Annuity. The Waiver must be in writing and must be consented to by the Participant's Spouse. The Spouse's consent must acknowledge the effect of the election. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without Spousal consent. The Spouse's consent to a Waiver must be witnessed by a Plan representative or Notary Public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a Waiver will be deemed a Qualified Election. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed Qualified Election, the designated Spouse. In the event the Spouse completes a valid Waiver, and a Beneficiary is named other than the Spouse, the Spouse must consent to and acknowledge the specific nonspouse Beneficiary. The nonspouse Beneficiary so named may not be subsequently changed without the Spouse's consent. The number of revocations of prior
Beneficiary designations made by the Participant and so consented to by the Spouse shall not be limited.

The Participant, and Spouse if any, may affirmatively waive the 30-day election period but must have an election period of at least 7 days. The normal form annuity cannot be waived after the Benefit Commencement Date.

(d)	Qualified Joint and Survivor Annuity:  An immediate annuity
for the life of the Participant with a survivor annuity for the life of the Spouse, which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's vested Accrued Benefit. A Qualified Joint and Survivor Annuity with respect to an unmarried Participant shall be in the form of a life annuity. Payments to the Spouse of a deceased Participant being paid as the result of the death of a Participant shall not be terminated or reduced as the result of the remarriage of such Spouse.





                                77






(e)	Spouse (Surviving Spouse):  The Spouse or Surviving Spouse
of the Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order, as described in
Section 414(p) of the Code.

(f)	"Annuity Starting Date" shall mean the first day of the
first period for which an amount under this Plan is payable in the form of an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitles the Participant to such benefit.

(g)	"Qualified Preretirement Survivor Annuity" shall mean an
annuity for the life of the Surviving Spouse the actuarial equivalent of which is 100 percent of the Accrued Benefit of the Participant as of the date of death.

19.07	Notice Requirements.

(a)	In the case of a Qualified Joint and Survivor Annuity, as
described in Section 19.04, the Plan Administrator shall provide each Participant, within a reasonable period prior to the commencement of benefits, a written explanation of:

(1)	the terms and conditions of a Qualified Joint and Survivor
Annuity;

(2)	the Participant's right to make and the effect of an
election to waive his Qualified Joint and Survivor Annuity form of benefit;

(3)	the rights of a Participant's Spouse; and

(4)	the right to make, and the effect of, a revocation of a
previous election to waive the Qualified Joint and Survivor
Annuity.

(b)	In the case of a Qualified Preretirement Survivor Annuity,
as described in Section 19.05, the Plan Administrator shall provide each Participant within the period beginning on the first day of the Plan Year in which the Participant attains age
32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 19.07(a) applicable to a Qualified Joint and Survivor Annuity.

(If a Participant enters the Plan after the first day of the Plan Year in which the Participant attained age 32, the Plan
Administrator shall provide the notice required by this Section
19.07(a) no later than the close of the second Plan Year succeeding the entry of the Participant in the Plan.)

(c)	Notwithstanding the other requirements of this Section
19.07 the respective




                                78






notices prescribed by this Section need not be given to a Participant if this Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity. For purposes of this Section, a Plan fully subsidizes the costs of a benefit if under the Plan the failure to waive such benefit by a Participant would not result in a decrease in any plan benefits with respect to such Participant and would not result in increased contributions from the Participant.

19.08	Transitional Rules (Terminated Vested Participants)

(a)	Any living Participant not receiving benefits on January
23, 1984, who would otherwise not receive the benefits prescribed by the previous Sections of this Article 19, must be given the opportunity to elect to have the prior Sections of this Article apply if such Participant is credited with at least one Hour of Service under this Plan, or a Predecessor Plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 years of vesting Service when he or she separated from Service.

(b)	Any living Participant not receiving benefits on January
23, 1984, who was credited with at least one Hour of Service under this Plan or a Predecessor Plan on or after January 2, 1974, and who is not otherwise credited with any Service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with Section 19.08(d) of this Article.

(c)	The respective opportunities to elect (as described in
Sections 19.08(a) and 19.08(b) above) must be afforded to the appropriate Participants during the period commencing on January
23, 1984, and ending on the date benefits would otherwise commence to said Participants.

(d)	Any Participant who has elected, pursuant to Section
19.08(b) of this Article, and any Participant who does not elect under Section 19.08(a) or who meets the requirements of Section 19.08(a) except that such Participant does not have at least 10 years of vesting Service when he or she separates from Service, shall have his or her benefits distributed in accordance with all of the following requirements, if benefits would have been payable in the form of a life annuity:

(1)	Automatic Joint and Survivor Annuity  if benefits in the
form of a life annuity become payable to a married Participant who:

(i)	begins to receive payments under the Plan on or after
Normal Retirement Age; or

(ii)	dies on or after Normal Retirement Age while still
working for the Employer; or




                             79







(iii)	begins to receive payments on or after the Qualified
Early Retirement Age; or

(iv)	separates from Service on or after attaining Normal
Retirement Age (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least 6 months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

(2)	Election of Early Survivor Annuity  a Participant who
is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity, if the Participant had retired on the day before his death. Any election under this provision will be in writing and may be changed by the Participant at any time. The Election Period begins on the later of:

(i)	the 90th day before the Participant attains the
Qualified Early Retirement Age, or

(ii)	the date on which participation begins, and ends on
the date the Participant terminates employment.

(3)	For purposes of this Section 19.08(d):

(i)	Qualified Early Retirement Age is the latest of:

(a)	the earliest date, under the Plan, on which the
Participant may elect to receive retirement benefits,

(b)	the first day of the 120th month beginning before the
Participant reaches Normal Retirement Age, or

(c)	the date on which the Participant begins
participation.

(ii)	Qualified Joint and Survivor Annuity is an annuity
for the life of




                            80






the Participant with a survivor annuity for the life of the Spouse as described in Section 19.07(d).









                                 81






                               SIGNATURE PAGE



Signed the 31st day of March, 1998,
but effective as of the 1st day of May, 1997.





                                  DYNAMIC HEALTHCARE TECHNOLOGIES, INC.

                                  /S/MITCHEL J. LASKEY
                                  President





ATTEST:

/S/PAUL S. GLOVER
Secretary







                                     82